UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Soliciting Material Under Rule §240.14a-12

Weatherford International plc
(Name of Registrant as Specified In Its Charter)
N/A

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Weatherford International plc

PROXY STATEMENT 2023
NOTICE OF ANNUAL GENERAL
MEETING OF SHAREHOLDERS
To be held on June 15, 2023

THE ENERGY OF INNOVATION

OUR **MISSION**

Producing energy for today and tomorrow.

OUR **VISION**

As a global leader in energy services, operators trust Weatherford to drive maximum value, streamline operations, and enhance safety. In partnership with our customers, we are committed to producing innovative energy solutions that are environmentally and economically sustainable to drive our industry forward.

Our culture is upheld by our never-ending commitment to operating sustainably with safety, quality, and integrity.

1 Weatherford

Individually, we are impressive. Together, we are unstoppable. We are One Weatherford. We seek out and value the unique perspectives of our world-class team and are committed to fostering a collaborative culture where everyone can grow and contribute.

OUR **CORE VALUES**

PASSION | **ACCOUNTABILITY** | **INNOVATION** | **VALUE CREATION**

AGENDA ITEMS FOR YOUR VOTE
Items		Board Recommendation	Proxy Page
1.	Election of Directors	FOR each nominee	5
2.	Ratify the Appointment of Independent Auditors and Authorize Auditors’ Remuneration	FOR	18
3.	Approve, on a non-binding advisory basis, our Executive Compensation	FOR	20
Shareholder Feedback
Feedback from our shareholders is important to us and considered carefully. Your Board will be available at the Annual General Meeting to respond to any questions shareholders may raise regarding our activities. Once again, we invite interested parties to submit feedback through our Annual General Meeting website, www.weatherfordannualmeeting.com.
Website References and Additional Materials
This Proxy Statement includes several website addresses and references to additional materials found on those websites, including www.weatherford.com. These websites and materials are not incorporated by reference herein.

Weatherford International plc – 2023 Proxy Statement   i

LETTER TO
SHAREHOLDERS
Dear Fellow Shareholder,
As we enter 2023 as the new Weatherford, I am proud to share with you the milestones we have achieved over the last year. I often say to the One Weatherford team that one year of performance is a data point, two years is a line, and three years of performance marks the beginning of a trend. 2022 marked the third year of significantly improved performance and the beginning of a new chapter for Weatherford. It is my privilege to lead our Company, and I am extremely proud of what our team achieved on our value-creating journey in 2022.
It was a year of further unprecedented events and headwinds. The world emerged into a post-pandemic workforce dynamic, a war in Ukraine, supply chain bottlenecks, rising interest rates, stubborn and steep inflation, and a looming threat of global recession. Despite these headwinds, our industry sector remained resilient, and a greater focus on energy security enabled robust market dynamics, including pricing and activity. Aided by this tailwind, our team drove our Company to a series of ‘firsts’ and established new benchmarks in growth, margins, and cash generation. Our efforts were recognized by our customers, who placed their trust in us by awarding us several significant contract wins.
2022 was a year where we continued to deliver on our promise of sustainable profitability and adjusted free cash flow generation. We began our post-Chapter 11 journey with many challenges ahead and I am proud that we have not only overcome them but surpassed our own expectations. It is now time to write the next chapter in our evolution. This next chapter is one that is steeped in the lessons of the past, but one that moves forward with a greater focus on profitable growth and innovation, to lead to value creation.
2022: A YEAR OF FIRSTS
The new Weatherford is not merely aspirational — the results are tangible. There are many significant milestones in our full-year 2022 results, which clearly demonstrate the effectiveness of our refreshed operating paradigm and reaffirm our strategy to sustainably expand margins over the cycle while generating positive adjusted free cash flow.
We entered 2022 with a growth mindset and delivered solid results each quarter, achieving many firsts along the way, including:
The capital structure actions we took in 2022, including executing transactions to amend and restate our Credit Facility and to redeem a portion of our senior notes, represent significant progress in strengthening our operating profile. We also rejoined the Russell 3000® Index, a marker of our growing attraction as an investment thesis.

ii   Weatherford International plc – 2023 Proxy Statement

ENABLING SUCCESS
In 2022, we set forth Focus Areas for the Company around Fulfillment, Directed Growth, Execution Excellence, and Simplification. Our progress in each area energizes me, and I am excited to see our business evolve and strengthen as we make these Focus Areas a regular part of our operating rhythm. Our intense rigor in these areas helped to drive outperformance across the board.

2022 FOCUS AREAS

FULFILLMENT

we continued our multi-year initiative and have begun to fundamentally change the Company's manufacturing, sourcing, and repair network, and we saw improved full-year gross margins.

DIRECTED GROWTH

we showed extreme discipline to only grow revenue when margins could expand in tandem. we delivered on that in abundance in 2022 as we increased adjusted EBITDA margins while growing revenue.

EXECUTION EXCELLENCE

we aimed to improve our operational effectiveness. As a result, we saw improved inventory efficiency evidenced by a reduction in Days Sales of Inventory year-over-year, in a year where revenue increased.

SIMPLIFICATION

our focus area to increase operational efficiency was led by several global and geozone-focused initiatives aimed at delayering and driving more accountability across the organization.

Throughout the year, we also remained focused on driving improvements across the Strategic Vectors we set forth in 2021: Technology Differentiation, Digital Transformation, and ESG and the Energy Transition.

STRATEGIC VECTORS

TECHNOLOGY DIFFERENTIATION

we continued to highlight our market-leading offerings, including Managed Pressure Drilling, Tubular Running Services, Cementation Products, and Fishing & Re-Entry Solutions. Further, we announced a partnership with Ardyne, a specialized, well-decommissioning technology leader, enabling us to offer the industry’s most comprehensive portfolio of plug and abandonment and slot recovery solutions.

DIGITAL TRANSFORMATION

we strengthened our digital business to accelerate the delivery of digitally enabled solutions across our product offerings. We also forged new partnerships with DataRobot and Kwantis to further enable artificial intelligence in our digital platforms and deliver data-driven drilling performance management with advanced analytics, respectively.

ESG AND THE ENERGY TRANSITION

we released the Company’s first Sustainability Report, and continued to bolster our offerings in Geothermal, Plug & Abandonment, and Carbon Capture, Utilization, and Storage (CCUS) while securing customer wins across our geographies. We have set our ambition to be net-zero by 2050 and remain committed to producing innovative energy solutions that are environmentally and economically sustainable to drive our industry forward.

Weatherford International plc – 2023 Proxy Statement   iii

The resilience and strength of Weatherford comes from our people. Since joining the Company in 2020, I have now had the pleasure of meeting our teams from across the globe and continue to witness the passion and dedication they have for building a stronger Weatherford. We continue to strengthen our leadership team with the addition of world-class talent and are focused on creating a strong blend of internal development alongside fresh thinking from external hiring. We believe this will enable us to continue driving initiatives to innovate across our business model, while simultaneously delivering for our customers and shareholders.
FOCUSING ON OUR FUTURE
In 2022, we introduced our new Mission, Vision, and Core Values, which will guide our path and ensure we remain true to our course. I am excited about our new identity because it resonates with our achievements and aspirations. We are the Energy of Innovation™. We are here to serve the world’s energy needs today and will be here in the future as the world transitions to different forms of energy and will do so with steadfast adherence to our Core Values.
As we move forward, we have defined priorities that will serve us on a multi-year journey and ensure we continue to drive progress. We remain focused on creating value for shareholders by delivering sustainable profitability and adjusted free cash flow generation. With a clear direction, I believe Weatherford is positioned to take advantage of the market opportunities ahead and perform competitively throughout cycles. We’ve come a long way, and our progress energizes and reassures me that we are on the right path. I’ve seen what our organization is capable of and am excited about the journey ahead.
Girishchandra K. Saligram
President and Chief Executive Officer
Weatherford International plc

iv   Weatherford International plc – 2023 Proxy Statement

DELIVERING ON OUR COMMITMENTS
There are many significant milestones in our full-year 2022 results, which clearly demonstrate the effectiveness of our refreshed operating paradigm and reaffirm our strategy to sustainably expand margins over the cycle while generating positive adjusted free cash flow. 2022 was a year of significant achievement, including:

Re-joined the Russell 3000® Index

Improved Credit Profile

- **$400M** Amended Credit Facility
- S&P upgrade
- B2/B Moody's/S&P

Commercial Wins

- Significant contract wins across the portfolio with IOCs and NOCs
  - **>$6.5B** in commercial wins

Debt Profile

- **$183M** Debt Repayment
- **43.7x** Net Debt to Net Income Attributable to Weatherford
- **1.4x** Net Leverage Ratio[1] lowest in over 15 years
- **~$20M** in annual interest reduction

2022 SIGNIFICANT MILESTONES

Revenue Growth

- **19%** revenue growth 2022 vs. 2021
  - Highest growth rate in over 10 years

Sustainable Profitability

- **1,290 bps of net income margin expansion in 2022 vs. 2021**[2]
- **320 bps** of Adjusted EBITDA margin expansion in 2022 vs. 2021
- Directed growth driving high-teens revenue growth with **43%** Adjusted EBITDA[2] growth 2022 vs. 2021

Adjusted Free Cash Flow[3] Generation

- Delivered **$349M** of Operating cash flow in 2022
- Delivered **$299M** of adjusted free cash flow[3] in 2022
- Three consecutive years of positive free cash flow in over three decades

ESG and the Energy Transition
Weatherford is driven to innovate and provide solutions for today and tomorrow. Energy matters more than ever, and we are committed to building a more sustainable future with greater focus on transparency and the responsible management of environmental, social, and governance (ESG) priorities. We have a firm belief in the importance of a sustainable world for future generations and with our position in the industry, recognize that we have a responsibility and opportunity to make a positive and lasting impact on realizing that belief.
We announced our goal to be net-zero by 2050. To support us in our journey, we have implemented Carbon Committees focused on improving decarbonization efforts in alignment with our three fundamental ESG goals: lowering impacts to the natural world, investing in social interests, and acting with integrity and transparency.
We also continue to leverage our portfolio to support our customers’ energy transition and ESG needs, particularly in the Geothermal, Carbon Sequestration, and Plug and Abandonment spaces. In addition, we remain focused on strengthening our culture, fostering diversity, equity, and inclusion within the Company, and ensuring strong employee engagement.
To learn more about our strategic approach to advancing our ESG objectives and our recent highlights, please access our 2022 Sustainability Report at www.weatherford.com/sustainability. This Proxy Statement includes several website addresses and reference to additional materials found on those websites (including the one referenced here). These websites and materials are not incorporate by reference herein.

Weatherford International plc – 2023 Proxy Statement   v

OUR DIRECTOR NOMINEES
Our Board is committed to ensuring the Company’s business affairs are managed in an effective and accountable manner. To achieve this, the composition of our Board is carefully considered and evaluated by the Nominating and Governance Committee to ensure diversity and bring the appropriate range of skills and experience in relevant areas including finance, exploration and production, environment, international business and leadership, and oilfield services that will enable our Board to help guide the Company’s strategic objectives and maintain high standards of corporate governance practices.
Name	Committees
BENJAMIN C. DUSTER, IV	■ Compensation and Human Resources (Chair) ■ Audit ■ Nominating and Governance
NEAL P. GOLDMAN	■ Nominating and Governance (Chair) ■ Audit (Vice Chair) ■ Compensation and Human Resources
JACQUELINE C. (JACKIE) MUTSCHLER	■ Safety, Environment and Sustainability (Chair) ■ Compensation and Human Resources ■ Nominating and Governance
GIRISHCHANDRA K. (GIRISH) SALIGRAM	■ Safety, Environment and Sustainability
CHARLES M. (CHUCK) SLEDGE	■ Audit (Chair) ■ Safety, Environment and Sustainability

vi   Weatherford International plc – 2023 Proxy Statement

NOTICE OF 2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS
June 15, 2023
10:00 a.m. (Central Time)
2000 St. James Place, Marcellus Room, Houston, Texas 77056
AGENDA
1.
By separate resolutions, to elect the five individuals named in this Proxy Statement as directors of Weatherford International plc (the “Company”), in each case (unless his or her office is earlier vacated in accordance with the Articles of Association of the Company (the “Articles”)), to serve for a one year term concluding at the later of (x) the next annual general meeting of the Company (the “2024 AGM”) and (y) subject to article 155 of the Articles, until his or her successor is elected and qualified.

2.
To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm and auditor for the financial year ending December 31, 2023 and KPMG Chartered Accountants, Dublin, as the Company’s statutory auditor under Irish law to hold office until the close of the 2024 AGM, and to authorize the Board of Directors of the Company (the “Board”), acting through the Audit Committee, to determine the auditors’ remuneration.

3.
To approve, on a nonbinding advisory basis, the compensation of our named executive officers.

The foregoing items, including the votes required in respect of each, are set forth and more fully described in the accompanying Proxy Statement.
RECORD DATE
April 12, 2023
VOTING
Only registered shareholders as of the close of business on the record date will be entitled to attend, vote or grant proxies to vote at the Annual General Meeting (the “AGM”). Any such registered shareholder may appoint one or more proxies, by any of the means outlined in the Proxy Statement, to attend, speak and vote in his or her place at the AGM. A proxy holder need not be a registered shareholder. Proxies must be received in the manner prescribed and by the Voting Deadline as more fully set forth in the Proxy Statement.
DISTRIBUTION OF PROXY MATERIALS
The notice, the Proxy Statement (of which the notice forms a part), our Annual Report on Form 10-K, and our Irish Statutory Accounts are available electronically on our website at www.weatherfordannualmeeting.com. These materials were first mailed or made available on or about April 24, 2023 to each registered shareholder in our share register as of the record date. Any shareholder may also obtain a copy of these documents by contacting our U.S. Investor Relations Department at 2000 St. James Place, Houston, Texas 77056 or by telephone at +1 (713) 836-4000.

Weatherford International plc – 2023 Proxy Statement   vii

ANNUAL REPORT AND FINANCIAL STATEMENTS
During the AGM, the Company’s Irish Statutory Accounts for the fiscal year ended December 31, 2022 will be laid before the meeting, along with related directors’ and auditor’s reports thereon, and the Company’s management will present a review of the Company’s affairs.
April 24, 2023
By Order of the Board of Directors
Christine M. Morrison
Vice President, Deputy General Counsel and Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the AGM to be Held on June 15, 2023: The Proxy Statement of Weatherford International plc, our 2022 Annual Report on Form 10-K and Irish Statutory Accounts are available at: at www.proxyvote.com and also at www.weatherfordannualmeeting.com.

viii   Weatherford International plc – 2023 Proxy Statement

TABLE OF CONTENTS	1-4	PROXY STATEMENT
		1	Meeting and Voting Information
	5-17	AGENDA ITEM 1 – ELECTION OF DIRECTORS
		5	Nasdaq Board Diversity Matrix
		7	Director Nominee Biographies
		10	Our Board and Our Board Committees
		12	Corporate Governance Matters
		16	Director Compensation
	18-19	AGENDA ITEM 2 – RATIFY APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZE AUDITORS’ REMUNERATION
		19	Audit Committee Pre-Approval Policy
		19	Audit Committee Report
	20	AGENDA ITEM 3 – ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
	21-40	COMPENSATION DISCUSSION AND ANALYSIS
		21	Executive Summary
		24	Executive Compensation Principles
		25	2022 Primary Elements of Compensation
		27	Compensation Decision Making Process
		29	2022 Compensation Decisions
		40	Committee Report
	41-49	EXECUTIVE COMPENSATION TABLES
		41	2022 Summary Compensation Table
		43	Grants of Plan-Based Awards
		44	Outstanding Equity Awards at December 31, 2022
		45	Option Exercises and Shares Vested in 2022
		46	Potential Payments upon Termination or Change of Control
	50	PAY RATIO
	51	PAY VERSUS PERFORMANCE
	54-57	OTHER INFORMATION
		54	Share Ownership
		56	Presentation of Irish Statutory Accounts
		56	Proposals by Shareholders
		57	Additional Information Available
	A-1-A-4	ANNEX A – RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

Weatherford International plc – 2023 Proxy Statement

PROXY STATEMENT
MEETING AND VOTING INFORMATION
ANNUAL GENERAL MEETING:
June 15, 2023, at 10:00 a.m. (Central Time), 2000 St. James Place, Marcellus Room, Houston, Texas 77056.
GENERAL
In this Proxy Statement, “Weatherford,” “the Company,” “we,” “us” and “our” refer to Weatherford International plc, an Irish public limited company. Also, “AGM” refers to the 2023 Annual General Meeting, unless a different year is specified.
Our principal executive offices are located at 2000 St. James Place, Houston, Texas 77056 and our telephone number is +1(713) 836-4000.
References to “$” in this Proxy Statement are references to United States dollars.
This Proxy Statement and proxy card are first being mailed or made available on behalf of our Board of Directors, or our “Board,” to all shareholders beginning on or about April 24, 2023.
AGENDA
Proposal	Required Approval	Board Recommendation

1.
Election of Directors. By separate resolutions, to elect each of the five individuals named in this Proxy Statement as directors of the Company, in each case(unless his or her office is earlier vacated in accordance with the Articles of Association of the Company (the “Articles”)), to serve for a one year term concluding at the later of (x) the next annual general meeting of the Company (the “2024 AGM”) and (y) subject to article 155 of the Articles, until his or her successor is elected and qualified.

	Majority of Votes Cast	FOR each nominee

2.
Ratify Appointment of Independent Auditors. To ratify the appointment of KPMG LLP as our independent registered public accounting firm and auditor for the fiscal year ending December 31, 2023 and KPMG Chartered Accountants, Dublin as the Company’s statutory auditor under Irish law to hold office until the close of the 2024 AGM, and to authorize the Board, acting through the Audit Committee, to determine the auditors’ remuneration.

	Majority of Votes Cast	FOR
3. Approve Executive Compensation. To approve, on a nonbinding advisory basis, the compensation of our named executive officers.	Majority of Votes Cast	FOR
During the AGM, the Company’s Irish Statutory Accounts for the fiscal year ended December 31, 2022, will be laid before the meeting, along with related directors’ and auditors’ reports thereon, and the Company’s management will present a review of the Company’s affairs.
WHO CAN VOTE
All registered shareholders at the close of business on April 12, 2023 (the “Record Date”) have the right to notice of, and to vote, in person or by proxy, at the AGM. Registered shareholders are entitled, on a poll, to one vote per ordinary share on all matters submitted to a vote of shareholders at the AGM, so long as those shares are represented at the AGM in person or by proxy. A registered shareholder may appoint one or more proxies to attend, speak and vote in their place at the AGM. A proxy holder does not need to be a registered shareholder.

Weatherford International plc – 2023 Proxy Statement   1

PROXY STATEMENT
MEETING ATTENDANCE
In accordance with Irish law, we are required to have a principal meeting place, which is a physical location where shareholders may attend the AGM in person and vote in person. If you wish to attend the AGM in person, you will need to bring proof of identification along with proof of your share ownership. If your shares are held beneficially in the name of a bank, broker or other nominee, you may bring a bank or brokerage account statement as your proof of ownership of shares as of the record date.
In satisfaction of the requirements of Irish law, registered shareholders who wish to participate (attend and vote) in the AGM without leaving Ireland, if any, may do so by attending in person at the offices of Matheson, located at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, at the meeting date and time described herein, where technological means will be made available to participate in the meeting.
HOW TO VOTE
To ensure your representation at the AGM, we request that you grant your proxy to vote on each of the proposals in this Proxy Statement and any other matters that may properly come before the meeting to the persons named in the proxy card, by voting in one of the ways described on page i no later than the Voting Deadline below whether or not you plan to attend.
Voting Deadline: 11:59 p.m. (Eastern Time) on June 14, 2023.
Most of our individual beneficial owners hold their shares through a brokerage account and therefore are not listed on our share register.
Shareholders who hold their shares through a broker or other nominee (in “street name”) must vote their shares in the manner prescribed by their broker or other nominee. Shareholders who hold their shares in this manner and wish to vote in person at the meeting must obtain a valid proxy from the organization that holds their shares. This may be very difficult for an individual shareholder to do, so individual shareholders holding in street name are encouraged to submit their proxy to their broker, who in turn will vote in accordance with the instructions provided to them. See “Quorum and Voting” as to the effect of broker non-votes.
QUORUM AND VOTING
A quorum at our AGM will be one or more registered shareholders, present in person or by proxy, having the right to attend and vote at the AGM and together holding shares representing more than 50% of the votes that may be cast by all registered shareholders at the meeting. As of the record date, there were approximately 72,028,738 ordinary shares issued and entitled to vote. For purposes of determining a quorum, abstentions and “broker non-votes” proffered in person or by proxy are counted as shares represented. A “broker non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares.
If you are a beneficial shareholder and your broker or other nominee holds your shares in “street name”, the broker generally has discretion to vote your shares with respect to “routine” proposals. The “routine” proposal in this Proxy Statement is Agenda Item 2. All other proposals (i.e., Agenda Items 1 and 3) are “non-routine” and your broker may not vote your shares. Accordingly, if you hold your shares in “street name,” your broker will not be able to vote your shares on these matters unless your broker receives voting instructions from you.
Approval of proposals 1, 2 and 3 will be decided by an “ordinary resolution” (which, in order to pass, requires a simple majority of the votes cast in person or by proxy to be cast “For” the relevant proposal). Generally, abstentions and broker “non-votes” will not affect the voting results for any proposal under Irish law or Nasdaq rules.
The election of each director nominee will be considered and voted upon as a separate proposal. There is no cumulative voting in the election of directors. Pursuant to our Articles, any nominee for election to the Board who is then serving as a director and who receives a greater number of “against” votes than “for” votes shall promptly tender his or her resignation following certification of the vote. The Board shall then consider the resignation offer and decide whether to accept or reject the resignation, or whether other action should be taken; provided, however, that any director whose resignation is under consideration shall not participate in the consideration whether to accept, reject or take other action with respect to his or her resignation. The Board has the ability to fill a vacancy upon the recommendation of its Nominating and Governance Committee, subject to re-election by the Company’s shareholders at the next annual general meeting of the Company.

2   Weatherford International plc – 2023 Proxy Statement

PROXY STATEMENT
The chart below summarizes the voting requirements and effects of broker non-votes and abstentions on the outcome of the vote for the proposals at the AGM.
Proposal	Required Approval	Broker Discretionary Voting Allowed	Broker Non-Votes	Abstentions
1. Election of Directors	Majority of Votes Cast	No	No effect	No effect
2. Ratify Appointment of Independent Auditors	Majority of Votes Cast	Yes	N/A	No effect
3. Approve Executive Compensation	Majority of Votes Cast	No	No effect	No effect
PROXIES
A copy of either:
(i)
a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) notifying each shareholder entitled to vote at the AGM how to vote and how to electronically access a copy of this Proxy Statement, our Annual Report on Form 10-K and our Irish Statutory Accounts for the year ended December 31, 2022 (the “Proxy Materials”), or

(ii)
the Proxy Materials and proxy card

is being sent to each shareholder registered in our share register as of the Record Date. Shareholders not registered in our share register as of the Record Date, will not be entitled to attend, vote or grant proxies to vote at the AGM. Your vote and proxy are being solicited by our Board in favor of Girishchandra K. Saligram, Scott C. Weatherholt and Christine M. Morrison (the “Proxy Holders”), for use at the AGM.
We request that you grant your proxy to vote on each of the proposals in the notice and any other matters that may properly come before the AGM to the Proxy Holders by completing, signing, dating and returning the proxy card in accordance with the instructions thereon, for receipt by us no later than the Voting Deadline, whether or not you plan to attend.
If you are a registered holder and you properly complete and submit your proxy card in a timely manner you will be legally designating the individual or individuals named by you in the proxy card or if you do not name your proxy or proxies, the Proxy Holders, to vote your shares in accordance with your instructions indicated on the card. If you are a registered shareholder and properly complete and submit your proxy card in a timely manner without naming your proxy or proxies and you do not indicate how your shares are to be voted, then the Proxy Holders will vote as the Board recommends on each proposal and if other matters properly come before the AGM the Proxy Holders will have your authority to vote your shares in their discretion on such matters.
If you are not a registered holder, but you hold your shares through a broker or other nominee, you must follow the instructions provided by your broker or other nominee if you wish to grant your proxy and vote your shares.
We may accept a proxy by any form of communication permitted by Irish law and as the Board may approve in accordance with our Articles.
REVOKING YOUR PROXY
If you are a registered shareholder, you may revoke your proxy by:
•
writing to the Corporate Secretary at 2000 St. James Place, Houston, Texas 77056 or at the Company’s registered office, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, such that the revocation is received at least one hour prior to the commencement of the AGM;

•
submitting a later-dated proxy via mail, to the address specified in the Proxy Materials, for receipt by us no later than the Voting Deadline;

•
voting at a later time, but prior to the voting deadline, by telephone or the internet; or

•
attending the AGM in person (either in Houston or in Ireland, as described above) and casting your vote during the AGM.

If you are not a registered holder, but you hold your shares through a broker or other nominee, you must follow the instructions provided by your broker or other nominee if you wish to revoke a previously granted proxy, since attending the AGM alone will not revoke any proxy.

Weatherford International plc – 2023 Proxy Statement   3

PROXY STATEMENT
MULTIPLE PROXY CARDS
If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts and are registered in different names. You should complete and return each of the proxy cards to ensure that all of your shares are voted.
COST OF PROXY SOLICITATION
We have not retained a proxy solicitor to assist soliciting proxies from shareholders this year. Some of our directors, officers and employees may solicit proxies personally, without any additional compensation, electronically, by telephone or by mail. Proxy Materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. All costs of proxy solicitation will be borne by the Company.
ADJOURNMENT
The Chairperson may, with the consent of the meeting, adjourn all, or part, of the business to be considered at the AGM (including adjourning some or all of the Agenda Items) to another date or until the meeting is reconvened.
QUESTIONS
You may call our U.S. Investor Relations Department at +1 (713) 836-4000 or email us at investor.relations@weatherford.com if you have any questions or need directions to be able to attend the meeting and vote in person.
PLEASE VOTE.
YOUR VOTE IS IMPORTANT.

4   Weatherford International plc – 2023 Proxy Statement

AGENDA ITEM 1 – ELECTION
OF DIRECTORS
The Board of Directors recommends that you vote “FOR” each nominee for director.
Upon the recommendation of the Nominating and Governance Committee, the Company’s Board of Directors has nominated the following five nominees to be elected at the AGM: Charles M. Sledge, Benjamin C. Duster, IV, Neal P. Goldman, Jacqueline C. Mutschler and Girishchandra K. Saligram.
All of the non-employee nominees for director, i.e., all of the nominees other than Mr. Saligram, are independent under the listing standards and rules of Nasdaq.
Each director is an existing director who, in accordance with the Articles, shall retire from their position as a director at the AGM and is eligible for re-election.
Each director elected will serve (unless his or her office is earlier vacated in accordance with the Articles), for a one-year term concluding at the later of (x) the 2024 AGM and (y) subject to article 155 of the Articles, until his or her successor is elected and qualified. All of our nominees have consented to serve as directors. Our Board has no reason to believe that any of the nominees will be unable to act as a director.
The vote will be held by a separate resolution for each director nominee. A director nominee will be re-elected if approved by an ordinary resolution (i.e., a simple majority of the votes cast being cast “For” the re-election of the nominee). If you properly submit a proxy card but do not indicate how you wish to vote, the Proxy Holders will vote for all of the listed nominees for director.
DIRECTORS’ DIVERSITY OF SKILLS AND EXPERTISE
Our Board’s composition is carefully considered by the Nominating and Governance Committee to ensure diversity in the broadest sense — independence, diversity of viewpoints, backgrounds and experience — to bring together multiple, complementary perspectives. The Board membership qualifications and nomination process can be found in our Corporate Governance Principles at www.weatherford.com by clicking on the “Investor Relations” section then “Company Information” then “Corporate Governance,” then “Corporate Documents,” then selecting “Corporate Governance Principles.”
Our director nominees bring a range of skills and experience in relevant areas, including finance, exploration and production, environment, international business, M&A, technology, and leadership, as well as oilfield services. This impactful cross-section of capabilities enables our Board to help guide the Company’s strategic objectives and leading corporate governance practices. Further, while each member of our Board has held significant leadership positions in their respective professional fields, of equal importance is each Director’s ethics and integrity. Each of our Directors embodies the highest degree of personal and professional standards arming them with the qualified insights to deliver sustainable shareholder value.
NASDAQ BOARD DIVERSITY MATRIX
Nasdaq requires companies listed on a Nasdaq exchange to publicly disclose annually the self-identified gender and racial characteristics and LGBTQ+ status of the company’s directors using a standardized template. Nasdaq’s board diversity rules are intended to promote greater diversity among members of the boards of Nasdaq listed companies and also provide stakeholders with consistent board diversity disclosure. Nasdaq has also established a minimum board diversity standard of at least two “diverse” directors with at least one self-identifying as “female” and at least one self-identifying as either an “underrepresented minority” or “LGBTQ+.” If a company has five or fewer directors, Nasdaq standard only requires that one director be “diverse.” If a company does not satisfy the applicable standard, it must provide an explanation for not doing so.

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Our Board represents a diversity amongst the members of the Board which we believe is important to improved company performance and corporate governance. As of April 24, 2023, a majority of our Board consists of “diverse” directors as defined in the Nasdaq board diversity rule, with three of our five directors meeting this definition, along with one director self-identifying as “female” and two directors self-identifying as “underrepresented minorities.”
Weatherford International plc Board Diversity Matrix (as of April 24, 2023)
Total Number of Directors	5
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4
Part II: Demographic Background
African American or Black		1
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	2
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

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DIRECTOR NOMINEE BIOGRAPHIES
As set forth in our corporate governance principles, when evaluating our directors in consideration for re-election, “directors will be evaluated based on their history of attendance at Board and committee meetings as well as contributions and effectiveness at such meetings. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time.”

AGE: 62
DIRECTOR SINCE: June 2020
COMMITTEES:
Audit
Compensation and Human Resources (Chair)
Nominating and Governance
OTHER PUBLIC
COMPANY BOARDS:
Chesapeake Energy Corporation
Diamond Offshore Drilling Inc.
Republic First Bancorp, Inc.
BENJAMIN C. DUSTER, IV

Background
Benjamin C. Duster, IV is the Founder and CEO of Cormorant IV Corporation, LLC, a consulting firm specializing in operational turnarounds and organizational transformations (founded in 2014). He is a 30-year veteran of Wall Street with extensive experience in M&A and Strategic Advisory Services in both developed and emerging markets. Mr. Duster currently serves on the board of directors of Chesapeake Energy Corporation, Diamond Offshore Drilling Inc., and Republic First Bancorp, Inc., and chairs the audit committee at Chesapeake Energy Corporation. Mr. Duster previously served on the board of directors of Alaska Communications Systems Group, Inc.
Education
Yale University, BA in Economics (Applied Math minor) with Honors
Harvard Law School, Juris Doctorate
Harvard Business School, MBA

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AGE: 53
DIRECTOR SINCE:
Dec. 2019
COMMITTEES:
Audit (Vice Chair)
Compensation and Human Resources
Nominating and Governance (Chair)
OTHER PUBLIC
COMPANY BOARDS:
Talos Energy Inc.
Diamond Offshore Drilling, Inc.
Mallinckrodt plc
Core Scientific, Inc.
NEAL P. GOLDMAN

Background
Mr. Goldman has over 25 years of experience in investing and working with companies to maximize shareholder value. Since 2013, he has been the Managing Member of SAGE Capital Investments, LLC, a consulting firm specializing in independent board of director services, restructuring, strategic planning and transformations for companies in multiple industries including energy, technology, media, retail, gaming and industrials. Prior to 2013, he was a Managing Director at Och-Ziff Capital Management, LP and a Founding Partner of Brigade Capital Management, LLC, which he helped to build to over $12 billion in assets under management. Mr. Goldman currently serves as Chairman of the Board of Talos Energy Inc. and Diamond Offshore Drilling, Inc., and also serves on the board of directors of Mallinckrodt plc and Core Scientific, Inc. He previously served on the board of directors of Redbox Entertainment Inc., Ultra Petroleum, Midstates Petroleum, Ditech Holding Corporation (f/k/a Walter Investments Inc.), Toys R Us, Pimco Income Strategy Fund I & II and NII Holdings.
Education
University of Michigan, BA
University of Illinois, MBA

AGE: 61
DIRECTOR SINCE:
Dec. 2019
COMMITTEES:
Compensation and
Human Resources
Nominating and
Governance
Safety, Environment and
Sustainability (Chair)
OTHER PUBLIC
COMPANY BOARDS:
Antero Resources
Corporation
JACQUELINE C. MUTSCHLER

Background
Ms. Mutschler has over 30 years of business and technology experience in the energy industry. She held a range of strategic, operational and technology roles at BP plc that spanned its international businesses. Her most recent appointment at BP was the SVP of Upstream Technology. Since her retirement from BP in 2014, she has provided independent consulting for the energy and technology industries. Ms. Mutschler is currently a member of the board of directors at Antero Resources Corporation.
Education
Wright State University, B.S., Geology/Geophysics
Stanford University, Executive Education Program
Massachusetts Institute of Technology, Executive Education Program

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AGE: 51 DIRECTOR SINCE: Oct. 2020 COMMITTEES: Safety, Environment and Sustainability OTHER PUBLIC COMPANY BOARDS: None	GIRISHCHANDRA K. SALIGRAM

Background
Mr. Saligram joined Weatherford as our President and CEO in October 2020. Before joining Weatherford, Mr. Saligram served Exterran Corporation, a global systems and process company offering solutions in the oil, gas, water and power markets, as Chief Operating Officer and previously as President, Global Services after joining the company in 2016. Prior to Exterran Corporation, Mr. Saligram spent 20 years with GE in positions of increasing responsibility as a functional and business leader in industry sectors across the globe, including his last position as General Manager, Downstream Products & Services for GE Oil & Gas. Prior to that, Mr. Saligram led the GE Oil & Gas Contractual Services business based in Florence, Italy. Before his eight years in the oil and gas sector, Mr. Saligram spent 12 years with GE Healthcare in engineering, services, operations, and other commercial roles.
Education
Bangalore University, B.E, Computer Science & Engineering
Virginia Polytechnic Institute and State University, M.S., Computer Science
Northwestern University, Kellogg Graduate School of Management, M.B.A.

AGE: 57 DIRECTOR SINCE: Dec. 2019 COMMITTEES: Chairperson of the Board Audit (Chair) Safety, Environment and Sustainability OTHER PUBLIC COMPANY BOARDS: Noble Holding Corporation plc Talos Energy Inc.	CHARLES M. SLEDGE

Background
Mr. Sledge previously served as the Chief Financial Officer of Cameron International Corporation, an oilfield services company, from 2008 until its sale to Schlumberger Limited in 2016. Prior to that, he served as the Corporate Controller of Cameron International Corporation from 2001 until 2008. He currently serves as the Non-Executive Chairman of the board of directors of Noble Holding Corporation plc and serves as a member of the board of directors for Talos Energy Inc. and chairs the Audit Committee of Talos Energy Inc. He previously served on the board of directors of Vine Energy, Inc. (which was acquired by Chesapeake Energy Corporation).
Education
Louisiana State University, B.S. in Accounting
Harvard Business School, Advanced Management Program

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OUR BOARD AND OUR BOARD COMMITTEES
The Board directs and oversees the management of the business and affairs of the Company and serves as the ultimate decision-making body of the Company, except for those matters reserved to our shareholders. The Board oversees the Weatherford management team, to whom it has delegated responsibility for the Company’s day-to-day operations. While the Board’s oversight role is very broad and may concentrate on different areas from time to time, its primary areas of focus are strategy, oversight, governance and compliance, as well as assessing management and making changes as circumstances warrant. In many of these areas, significant responsibilities are delegated to the Board’s Committees, which in turn are responsible for reporting to the Board on their activities and actions. Our Board has established the following committees: Audit; Compensation and Human Resources; Nominating and Governance; and Safety, Environment and Sustainability, all of which are further described below. The members of each Committee listed below are as of the date of this proxy.
AUDIT COMMITTEE	COMPENSATION AND HUMAN RESOURCES COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE	SAFETY, ENVIRONMENT AND SUSTAINABILITY COMMITTEE
Members: Mr. Duster, Mr. Goldman (Vice Chair), Mr. Sledge (Chair)	Members: Mr. Duster (Chair), Mr. Goldman, Mrs. Mutschler	Members: Mr. Duster, Mr. Goldman (Chair), Mrs. Mutschler	Members: Mrs. Mutschler (Chair), Mr. Saligram, Mr. Sledge

Primary Responsibilities:
•
Overseeing the integrity of our financial reporting process and systems of internal accounting and financial controls;

•
Reviewing our financial statements;

•
Overseeing our compliance with legal and regulatory requirements;

•
Authorizing and being responsible for the appointment, compensation, retention, and oversight of our independent auditor;

•
Overseeing our independent auditor’s qualifications and independence; and

•
Overseeing the performance of our internal assurance function, including internal audits and investigations, and our independent auditor.

Primary Responsibilities:
•
Monitoring and reviewing the Company’s overall compensation and benefits program design to ensure the program discourages excessive risk taking;

•
Assessing the compensation program’s continued competitiveness and consistency with compensation philosophy, corporate strategy and objectives;

•
Reviewing and approving corporate goals and objectives;

•
Reviewing, with the CEO, and approving each component of compensation of our executive officers;

•
Selecting appropriate compensation peer groups;

•
Making decisions regarding severance, executive compensation plans, incentive compensation plans and equity-based plans and administering such plans; and

•
Reviewing and making recommendations to the Board with respect to the compensation of our independent, non-employee directors.

Primary Responsibilities:
•
Identifying individuals qualified to serve as Board members;

•
Recommending director nominees for each AGM, to fill any vacancies, and recommending directors for each committee;

•
Reviewing and recommending changes to the Company’s Corporate Governance Principles for Board approval;

•
Overseeing the Board in its annual review of the Board’s and management’s performance;

•
Reviewing and recommending responses to shareholder proposals (other than those related to compensation) to the Board;

•
Reviewing and providing guidance to management and the Board regarding shareholder engagement; and

•
Succession planning for the Company’s CEO and reviewing CEO’s succession planning for other executive officers.

Primary Responsibilities:
•
Reviewing the Company’s policies relating to quality, health, safety, security, environmental (“QHSSE”) stewardship, and corporate responsibility, including sustainability, socially responsible engagement, security, ethics and quality assurance and overseeing adherence and enforcement of these policies and related programs;

•
Overseeing the Company’s initiatives to promote safety awareness among all employees;

•
Reviewing strategy and resources of the Company’s QHSSE organization and approving the annual QHSSE plan, including related processes;

•
Reviewing periodic updates on significant health, safety, security, environmental sustainable-development and social and public policy issues;

•
Reviewing findings related to any significant QHSSE incident and making periodic facility visits;

•
Ensuring annual preparation and review of a sustainability report; and

•
Assisting the Board with oversight of the Company’s risk-management and security processes in relation to QHSSE.

Meetings in 2022: 10	Meetings in 2022: 11	Meetings in 2022: 4	Meetings in 2022: 4

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Board Meetings: During 2022, the Board met 11 times; all of the directors of the Company participated in at least 75% of all of the Board and its respective Committee meetings conducted during their respective tenures. It is our policy that directors are expected to attend each AGM.
ADDITIONAL BOARD INFORMATION
Committee Charters: The charter for each Committee of our Board is available on our website at www.weatherford.com, by clicking on“Investor Relations,” then “Company Information,” then “Corporate Governance,” then “Corporate Documents,” then the name of the applicable committee charter.
Independence: Each Committee of our Board other than the Safety, Environment and Sustainability Committee, is composed entirely of independent directors.
Committee Member Qualifications: The Board has determined that each member of the Audit Committee is “financially literate” pursuant to the listing standards of Nasdaq and that Messrs. Sledge and Goldman are each an “audit committee financial expert,” as defined by applicable U.S. Securities and Exchange Commission (the “SEC”) rules, due to each of their individual extensive financial experience.

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CORPORATE GOVERNANCE MATTERS
Our Board believes sound corporate governance processes and practices, as well as high ethical standards, are critical to appropriately handling challenges and to achieving business success. We embrace leading governance practices and also conduct ongoing reviews of our governance structure and processes to reflect shareholder input and changing circumstances. Below are highlights of our corporate governance practices and principles.
HIGHLIGHTS
Director Independence	✓	4 out of 5 of our directors are independent.
Director Diversity	✓	3 out of 5 of our directors are “diverse” under Nasdaq diversity definitions.
Chairperson of the Board	✓
We have an independent Chairperson of the Board who, among other items:
•
reviews Board meeting schedules and agendas to assure there is an adequate number of scheduled meetings and that sufficient time for discussion of all agenda items and all topics deemed important by the independent directors are included;

•
presides at all meetings of the Board, including executive sessions, and can call for executive sessions of the Board’s independent directors, if and when deemed appropriate;

•
leads the Board’s annual evaluation of the CEO;

•
monitors and collaborates with management regarding corporate governance matters; and

•
is available for communication with shareholders, in coordination with management, when appropriate.

Committee Structure	✓	Our Committees, other than the Safety, Environment and Sustainability Committee, are composed entirely of independent directors.
	✓	On an annual basis, the Nominating and Governance Committee evaluates and recommends Committee chairs to the Board and assesses the appropriateness of any chair or Committee rotations.
Executive Sessions	✓	Independent directors meet regularly in executive session, including at all regularly scheduled Board meetings; independent directors also meet in executive session at Committee meetings, as required.
Annual Voting	✓	Each member of our Board is elected annually with a majority voting standard for uncontested elections.
Annual Board and Committee Self Evaluation	✓	The Board and each Committee conduct annual self-evaluations.
Share Ownership Guidelines	✓	Subject to a five-year transition period, our directors are required to own at least eight times their annual cash retainers; our CEO is required to own at least ten times his annual base salary; and our other named executive officers (“NEOs”) are required to own five times their annual base salaries.
Risk Oversight	✓	Our entire Board is responsible for risk management of the Company, and our Committees have particular oversight of certain key risks, including those that are identified in the Company’s enterprise risk management program.
Succession Planning	✓	CEO succession planning is reviewed and discussed at least annually; additionally, the CEO reports to the Board on at least an annual basis concerning management development and succession planning for all other key positions.
Code of Business Conduct	✓	We have a robust and comprehensive Code of Business Conduct that applies to all employees and each director.
No Hedging of Company Securities	✓	We prohibit our directors and executives from engaging in hedging or derivative transactions involving our securities.
No Pledging of Company Securities	✓	We prohibit our directors and executives from pledging our securities.
Additional information regarding Corporate Governance at Weatherford can be found on our website at www.weatherford.com in the “Investor Relations” section.

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RISK MANAGEMENT OVERSIGHT
Senior management is responsible for assessing and managing Company Risk. This is done, in part, through the Company’s Enterprise Risk Management (ERM) program designed to identify and evaluate material risks, the potential impact of these risks on the enterprise, as well as steps to control and mitigate those risks. It is the responsibility of the Board to understand and oversee the Company’s ERM program. In order to maintain effective oversight, the Board has delegated to its standing Committees oversight of risks within their areas of responsibility and expertise as further described below.
Annually, the Company conducts a full enterprise risk assessment to re-evaluate critical risks and its ability to mitigate those risks. The results of the December 2022 risk assessment were presented to the Board in early 2023. In addition, the Company has established an ERM Committee that meets regularly to evaluate risks to the organization as well as existing and planned activities to mitigate those risks. The ERM Committee is comprised of certain members of our cross-functional executive leadership team including representatives from manufacturing, product lines and multiple geozones. The ERM Committee members oversee management’s mitigation activities for each top tier risk and present quarterly on a rotational basis so that each top tier risk is presented at least once annually to the Board or its committees.
As part of its oversight function, the Audit Committee discusses and implements guidelines and policies concerning financial and compliance risk assessment and management, including the process by which major financial and compliance risk exposure is monitored and mitigated. The Audit Committee works with members of management to assess and monitor risks facing the Company’s business and operations, as well as the effectiveness of the Company’s guidelines and policies for managing and assessing financial and compliance risk. The Audit Committee meets and discusses, as appropriate, issues regarding the Company’s risk management policies and procedures directly with those individuals responsible for day-to-day risk management in the Company’s assurance and compliance departments. The Audit Committee has also established policies and procedures for the pre-approval of certain services provided by the independent registered public accounting firm as described in “Audit Committee Pre-Approval Policy” in this Proxy Statement. In addition, the Audit Committee has established procedures for the receipt, retention, and treatment, on a confidential basis, of complaints received by the Company regarding its accounting, internal controls, Code of Business Conduct and other matters.
The Nominating and Governance Committee periodically provides oversight with respect to risks associated with our corporate governance policies and practices, including our Corporate Governance Principles. The Nominating and Governance Committee also oversees and reviews, on an annual basis, an evaluation of the Board, each of our Board Committees, and compliance with our Minimum Share Ownership Guidelines. The results of those evaluations are also considered as part of the Nominating and Governance Committee’s recommendations for Committee service and rotation, as appropriate.
The Compensation and Human Resources Committee considers risks related to the attraction and retention of talent. Additionally, the Compensation and Human Resources Committee reviews our compensation plans and practices to ensure they do not encourage excessive risk taking and, instead, encourage behaviors that support sustainable value creation. See “Risk Analysis of our Compensation Programs” in the Compensation Discussion and Analysis section of this Proxy Statement.
Our Safety, Environment and Sustainability Committee oversees the Company’s policies and practices to promote good stewardship, to encourage safety awareness, to monitor safety performance and to provide suggestions to management for the resolution of quality, health, safety and environmental concerns, all with a view towards reducing risks in those areas.
SUCCESSION PLANNING AND LEADERSHIP DEVELOPMENT
In addition to oversight of risk management, one of the priorities of our Board is to ensure that the Company has a long-term and evolving program for effective leadership development and succession. Our Board is committed to talent management and ensuring strong and effective leadership in the Company’s global management structure. Throughout the year, the Board is presented with high-potential leadership candidates and is regularly updated on key talent metrics, including diversity, recruiting, retention, and development programs. The CEO reports to the Board on an annual (or more frequent, as needed) basis concerning management development and succession planning for other key positions. In addition, the Nominating and Governance Committee conducts annual CEO succession planning.
DIRECTOR INDEPENDENCE
The Board has affirmatively determined that each non-employee director satisfies the independence and non-employee director requirements under applicable rules of Nasdaq and the SEC. As contemplated by Nasdaq rules, the Board has

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adopted categorical standards to assist it in making independence determinations. These standards are available on our website at www.weatherford.com, by clicking on “Investor Relations,” then “Corporate Governance,” then “Corporate Documents,” then “Corporate Governance Principles.” However, in making independence determinations, the Board considers and reviews all relationships with each director, whether or not they fall within the categorical standards. None of the independent directors had relationships relevant to an independence determination that were outside the scope of the Board’s categorical standards.
RELATED PERSON TRANSACTIONS
The Board’s policies regarding related person transactions are part of the Company’s comprehensive governance program. The rules governing transactions between us or any of our affiliates and our directors, executive officers and other employees are set forth in writing in our Corporate Governance Principles and our Code of Business Conduct. These documents are available on our website at www.weatherford.com, by clicking on “Investor Relations,” then “Corporate Governance,” then “Corporate Documents,” then selecting “Corporate Governance Principles” or “Code of Business Conduct,” as applicable. The Board believes these documents promote the effective functioning of the Board, its Committees and management. Accordingly, they are reviewed on an annual basis and revised, as appropriate.
If an actual or potential conflict of interest arises for any director, the director is required to notify the Board and is not allowed to participate in any discussions or vote on any transaction associated with the actual or potential conflict of interest. The Board approves any transactions with our CEO and our CEO approves any transactions with any other executive officer and reports any material related person transaction so approved to the Board at their next regularly scheduled meeting.
In 2022, no related party transactions were reviewed and approved by the Audit Committee.
INDEPENDENT CHAIRPERSON AND EXECUTIVE SESSIONS
The Board will periodically appoint a Chairperson of the Board (the “Chairperson”). Both independent and management directors, including the CEO, are eligible for appointment as the Chairperson. If the Chairperson is not an independent director, the Board considers it to be useful and appropriate to designate an independent director to serve in a lead capacity to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board may determine. Currently, the Board has appointed Mr. Sledge, an independent director, to serve as Chairperson of the Board. Our President and CEO, Mr. Saligram, serves as a director.
Mr. Sledge, as Chairperson, oversees executive sessions, which provide the Board with the ability to independently evaluate management and openly discuss strategic and other business issues involving the Company, ensuring that the Company is upholding high standards of corporate governance. Executive sessions are held after all regularly scheduled Board and, if appropriate, Committee meetings, and at such additional times as may be needed. In 2022, executive sessions of the independent directors were held at all regularly scheduled Board meetings.
For information on how to communicate with our Chairperson and other directors, please see “Communication with Directors.”
DIRECTOR NOMINATIONS
In obtaining the names of possible director nominees, the Nominating and Governance Committee conducts its own inquiries and considers suggestions from other directors, management, shareholders and professional director search firms. The Nominating and Governance Committee’s process for evaluating nominees identified in unsolicited recommendations from shareholders is the same as its process for unsolicited recommendations from other sources.
The Nominating and Governance Committee will consider nominees recommended by shareholders who submit their recommendations in writing to Chair, Nominating and Governance Committee, care of the Corporate Secretary, Weatherford International plc, 2000 St. James Place, Houston, Texas 77056. Recommendations received by the dates set forth below will be considered for inclusion in the slate of director nominees to be presented at the AGM in the following year. Unsolicited recommendations must contain the name, address and telephone number of the potential nominee, a statement regarding the potential nominee’s background, experience, expertise and qualifications, a signed statement confirming his or her willingness and ability to serve as a director and abide by our corporate governance policies, his or her availability for a

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personal interview with the Nominating and Governance Committee and evidence that the person making the recommendation is a Weatherford shareholder.
The Nominating and Governance Committee believes that nominees should possess the highest personal and professional ethics, reputation, integrity and values and be committed to representing the long-term interests of our shareholders. Directors should have a record of accomplishment in their chosen professional field and demonstrate sound business judgment. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively, including attendance at and participation in Board and Committee meetings (which generally are held in Houston, Texas or remotely), and should be committed to serve on the Board for an extended period of time. The Nominating and Governance Committee will consider independence, diversity of viewpoints, backgrounds and experience in determining whether a candidate will be an appropriate fit with, and an asset to, the Board of Directors. When considering existing directors, the Nominating and Governance Committee evaluates their history of attendance at Board and Committee meetings as well as contributions and effectiveness at such meetings.
Shareholders who wish to have a nominee considered by our shareholders at the AGM, must comply with the deadlines and procedures set forth in our Articles. Please see “Proposals by Shareholders” in this Proxy Statement on page 56 for more information.
COMMUNICATION WITH DIRECTORS
Any shareholder or other interested party that desires to communicate with the Board or any of its specific members, including the Chairperson or the directors as a group, should send their communication to the Corporate Secretary, Weatherford International plc, 2000 St. James Place, Houston, Texas 77056. All such communications will be forwarded, as appropriate, to the members of the Board.
We welcome input from our institutional and individual shareholders, regardless of the number of shares owned. Shareholders may also direct their comments to our U.S. Investor Relations Department in writing at 2000 St. James Place, Houston, Texas 77056 or Telephone +1 (713) 836-4000; by sending an e-mail to investor.relations@weatherford.com; or on the Company’s website at www.weatherford.com under “Investor Relations,” then “Investor Contact”.

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DIRECTOR COMPENSATION
We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting independent director compensation, we consider the size of the Board, the significant amount of time that directors expend in fulfilling their duties to the Company, including the number and location of meetings, as well as the level of knowledge and experience that we require of and expect from each member of our Board and increased rulemaking by the SEC. Our Compensation and Human Resources Committee is responsible for reviewing and structuring our compensation policy regarding fees and compensation paid and granted to our independent directors.
Our Compensation and Human Resources Committee has retained Lyons, Benenson & Company Inc. (“LB&Co.”) as its independent compensation consultant to advise on executive and independent, non-employee director compensation matters. Following an analysis and comprehensive review of our non-employee director compensation program by LB&Co., on the recommendation of the Compensation and Human Resources Committee, the Board made no changes to the 2022 compensation structure for our directors, as shown below:
Type of Fee	Amount
Regular Director Board service annual cash retainer	$100,000
Regular Director Board service annual equity retainer	$200,000
Non-Executive Chair annual cash retainer	$145,000
Non-Executive Chair annual equity retainer	$292,000
Audit Committee Chair annual cash retainer	$20,000
Audit Committee Member annual cash retainer	$10,000
Compensation and Human Resources Committee Chair annual cash retainer	$15,000
Compensation and Human Resources Committee Member annual cash retainer	$7,500
Nominating and Governance Committee Chair annual cash retainer	$10,000
Nominating and Governance Committee Member annual cash retainer	$5,000
Safety, Environment and Sustainability Committee Chair annual cash retainer	$15,000
Safety, Environment and Sustainability Committee Member annual cash retainer	$7,500
The above covers up to 10 meetings per year for the Board or any of its committees, respectively. An additional fee of $1,500 per meeting is paid to each director for meetings exceeding that threshold. Cash retainers are paid quarterly, in advance. In 2022, the equity component of compensation was again structured as grants of restricted share units (“RSUs”) vesting on the first anniversary of the grant date with accelerated vesting in the event of death, disability or a change in control.
NON-EMPLOYEE DIRECTORS’ COMPENSATION DEFERRAL PLAN
The Weatherford International plc Nonqualified Deferred Compensation Plan (the “DCP”), adopted by the Board on November 1, 2021, is a non-qualified deferred compensation plan that allows non-employee directors to defer receipt of all or a portion of shares issued in respect of equity-based compensation to a future date. Each year a participant may elect to defer receipt of such compensation awarded that year for a minimum of three years and a maximum of five years. None of our non-employee directors elected to defer any equity-based compensation under the DCP in 2022.
Participants will be fully vested at all times in their deferred equity-based compensation and any dividend equivalents made with respect thereto. The deferred compensation will be paid either (a) in a number of shares equal to the number of deferred RSUs, or (b) in (i) an amount in cash equal to the fair market value of the deferred RSUs multiplied by the then-effective highest marginal federal income tax rate, and (ii) a number of shares equal to any remaining RSUs subject to the applicable deferral election. Such payment will occur on the earliest of the distribution date specified in the participant’s deferral election, the participant’s separation from service, death or disability, or a change in control. In addition, payments may be accelerated upon occurrence of certain acceleration events specified in the DCP, or in the event of an unforeseen emergency upon the participant’s request and with the approval of the Compensation and Human Resources Committee of the Board. All amounts shall be paid from the general assets of the Company and no separate fund shall be established to secure payment. The Company may, but need not, establish a rabbi trust to assist it in funding any DCP obligations.

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2022 DIRECTOR COMPENSATION
The following table sets forth the compensation paid to each of our independent directors for the year ended December 31, 2022. Information about Mr. Girishchandra K. Saligram, who serves as a non-independent director and as our President and CEO, is listed in the 2022 Summary Compensation Table in this Proxy Statement.
Name	Fees Earned or Paid in Cash	Share Awards(1)	All Other Compensation	Total
Benjamin C. Duster, IV	$133,000	$210,683	$—	$343,683
Neal P. Goldman	$131,125	$210,683	$—	$341,808
Jacqueline C. Mutschler	$130,500	$210,683	$—	$341,183
Charles M. Sledge	$174,000	$307,588	$—	$481,588

(1)
Each non-executive director other than Mr. Sledge was awarded 6,805 RSUs on January 18, 2022 at a grant date fair value of $210,683, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) — Compensation — Stock-Based Compensation (Topic 718)(“FASB ASC Topic 718”). Mr. Sledge, as the non-executive Chairperson of the Board, was awarded 9,935 RSUs on January 18, 2022 at a grant date fair value of $307,588. As of December 31, 2022, the aggregate outstanding number of RSUs awarded to each non-employee director is set forth below.

Name	Aggregate Number of RSUs Awarded and Outstanding at December 31, 2022 (#)
Benjamin C. Duster, IV	6,805
Neal P. Goldman	6,805
Jacqueline C. Mutschler	6,805
Charles M. Sledge	9,935

Weatherford International plc – 2023 Proxy Statement   17

AGENDA ITEM 2 – RATIFY APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZE AUDITORS’ REMUNERATION
The Board of Directors recommends that you vote “FOR” this proposal.
KPMG LLP and KPMG Chartered Accountants, Dublin (collectively, “KPMG”) served as the independent and Irish statutory auditors, respectively, for Weatherford for the year ended December 31, 2022. The Board, upon the recommendation of the Audit Committee, is asking our shareholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm and auditor for the year ending December 31, 2023 and KPMG Chartered Accountants, Dublin as our statutory auditor under Irish law to hold office until the close of the 2024 AGM and to authorize the Board of Directors, acting through the Audit Committee, to determine the auditors’ remuneration. The selection of KPMG LLP as the independent registered public accounting firm for 2023 was approved by the Audit Committee and by the Board on March 7, 2023.
An ordinary resolution is required to approve this proposal (i.e., by a simple majority of the votes cast being cast “For” the proposal). If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card, or if you do not name your proxy or proxies, the Proxy Holders, will vote for the proposal.
Representatives of KPMG will be present at the AGM to respond to any appropriate shareholder questions and will be given an opportunity to make a statement, if they so desire.
FEES PAID TO KPMG
The following table presents fees for professional audit services rendered by KPMG for the audit of the annual consolidated financial statements and statutory financial statements of Weatherford for the years ended December 31, 2022 and December 31, 2021 and fees billed for other services rendered by KPMG during those periods. All fees were approved by the Audit Committee pursuant to its pre-approval policy.
	2022	2021
Audit fees(1)	$5,823,000	$5,948,000
Audit-related fees(2)	$—	$—
Tax fees(3)	$84,000	$23,000
All other fees(4)	$—	$8,000
TOTAL	$5,907,000	$5,979,000

(1)
Audit fees consist of professional services rendered for the audit of Weatherford’s annual financial statements, the audit of the effectiveness of Weatherford’s internal controls over financial reporting and the reviews of Weatherford’s quarterly financial statements. This category also includes fees for issuance of comfort letters, consents, assistance with and review of documents filed with the SEC, statutory audit fees, work performed by tax professionals in connection with the audit and quarterly reviews and accounting consultations and research work necessary to comply with the standards of the Public Company Accounting Oversight Board (United States). Fees are presented in the period to which they relate versus the period in which they were billed.

(2)
Audit-related fees include consultations concerning financial accounting and reporting matters not required by statute or regulation.

(3)
Tax fees consist of non-U.S. tax compliance, planning and U.S./non-U.S. tax-related consultation.

(4)
Other services performed include certain other advisory services and do not include any fees for financial information systems design and implementation.

18   Weatherford International plc – 2023 Proxy Statement

AGENDA ITEM 2
AUDIT COMMITTEE PRE-APPROVAL POLICY
The Audit Committee has established a pre-approval policy for all audit and non-audit services to be provided by our independent auditor, which was last reviewed and approved on March 7, 2023. There are two types of pre-approval. “General” pre-approval is based on pre-determined types of services. “Specific” pre-approval is required for certain types of services or if a service is expected to exceed budgeted amounts. “Specific” pre-approval must be obtained through direct communications with the Audit Committee or the Chair of the Audit Committee, to whom the Audit Committee has delegated pre-approval authority. The Chair of the Audit Committee must report any pre-approved decisions to the Audit Committee at its next scheduled meeting. During 2022, all audit and non-audit services performed by the independent auditor were subject to the pre-approval policy.
The Audit Committee has designated the Company’s Chief Assurance Officer to monitor and report on the performance of all services provided by our independent auditor and to determine whether such services are in compliance with the pre-approval policy. Accordingly, the Chief Assurance Officer periodically reports to the Audit Committee regarding the results of this monitoring.
AUDIT COMMITTEE REPORT
April 24, 2023
The Audit Committee represents and assists the Board in providing independent, objective oversight of the Company’s accounting functions and internal control over financial reporting. The Audit Committee acts under a charter which is available on the Company’s website at www.weatherford.com under “Investor Relations,” then “Corporate Governance,” then “Corporate Documents,” then “Audit Committee Charter”. The Board has determined that each member of the Audit Committee satisfies the requirements of Nasdaq as to independence, financial literacy and expertise. In addition, each member of the Audit Committee qualifies as an independent director and possesses the requisite competence in accounting or auditing in satisfaction of the requirements for audit committees prescribed by the Irish Companies Act 2014.
Management is responsible for the Company’s financial statements and the reporting process, including the system of disclosure controls and procedures and internal control over financial reporting.
KPMG LLP, the Company’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our financial statements with accounting principles generally accepted in the U.S. and on the effectiveness of the Company’s internal control over financial reporting.
In discharging its oversight role, the Audit Committee has:
•
reviewed and discussed with management the audited financial statements of Weatherford International plc as of and for the year ended December 31, 2022; and

•
discussed with KPMG LLP, the matters required by Auditing Standard 1301 relating to the conduct of the audit. The Audit Committee received from KPMG LLP the written disclosures required by the Public Company Accounting Oversight Board regarding KPMG LLP’s independence. The Audit Committee discussed with KPMG LLP its independence and reviewed other matters required to be considered under Securities and Exchange Commission rules regarding KPMG’s independence.

The Audit Committee and the Board believe that, due to KPMG LLP’s knowledge of the Company and the industry in which the Company operates, it is in the best interest of the Company and its shareholders to continue the retention of KPMG LLP to serve as the Company’s independent registered public accounting firm. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee recommends that the Board ask the shareholders to ratify the appointment of the independent registered public accounting firm at the 2023 AGM.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Annual Report on Form 10-K of Weatherford International plc for the year ended December 31, 2022.

Charles M. Sledge (Chair)	Benjamin C. Duster, IV	Neal P. Goldman (Vice Chair)

Weatherford International plc – 2023 Proxy Statement   19

AGENDA ITEM 3 – ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
The Board of Directors recommends that you vote “FOR” this proposal.
We are asking our shareholders to approve, on a nonbinding advisory basis, the compensation of our NEOs pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as disclosed in this Proxy Statement. While this vote is not binding on our Company, the results of the vote on this proposal will be carefully considered by the Board and the Compensation and Human Resources Committee when making future executive compensation decisions. We conduct annual nonbinding advisory votes on our NEOs’ compensation. Following the vote at the AGM, we expect that the next nonbinding advisory vote on the compensation of our NEOs will take place at our 2024 Annual Meeting.
We urge you to carefully review the Compensation Discussion and Analysis, or “CD&A,” section in this Proxy Statement, as well as the 2022 Summary Compensation Table, other compensation tables and related narrative discussion for more information regarding the compensation of our NEOs. As described in those sections, our compensation program is designed and administered to:
•
attract, motivate, retain and reward the key leadership and managerial talent needed for our Company to achieve its goals and objectives;

•
align the interests of our executives and shareholders through the use of performance-based short-term cash and time- and performance-based long-term equity incentive compensation;

•
promote long-term value creation and growth strategies; and

•
require our executives to focus on both the short-term and long-term value creation and growth strategies of the Company.

We believe the information in this Proxy Statement demonstrates the successful design and implementation of a market competitive compensation program that aligns shareholders’ and management’s interests. Accordingly, the Board of Directors recommends that shareholders approve the program by approving the following resolution:
“RESOLVED, that the shareholders of the Company approve, on a nonbinding advisory basis, the compensation of the Company’s named executive officers disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation section of the Proxy Statement for the Company’s 2023 AGM, which includes the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and other executive compensation tables and accompanying narrative discussion.”
An ordinary resolution is required to approve this proposal (i.e., by a simple majority of the votes cast being cast “For” the proposal). If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card, or if you do not name your proxy or proxies, the Proxy Holders will vote for the proposal.

20   Weatherford International plc – 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
The strong financial and operational performance of 2021 continued to strengthen Weatherford’s position in the market. We entered 2022 with a growth and execution mindset and a belief the Company was poised to perform competitively in the unfolding upcycle for the energy industry. We have taken bold actions to strengthen our Company and balance sheet resulting in clear outcomes. Our results, ranging from operating and adjusted free cash flow performance, gave us the ability to pay down debt meaningfully, to amending and expanding our credit facility and improving our credit rating, underscore the substantial improvements we have made and allow us greater flexibility to drive our priorities throughout our next chapter. Our 2022 financial highlights, include:
•
Net income of $26 million, an increase of $476 million(1)

•
Adjusted EBITDA(2) of $817 million, an increase of $246 million, or 43%(1)

•
Operating cash flow of $349 million, an increase of $27 million(1)

•
Adjusted free cash flow(3) of $299 million, an increase of $21 million(1)

•
19% revenue growth 2022(1) — Highest growth rate in over 10 years

•
1,290 bps of net income margin expansion(1)

•
320 bps of Adjusted EBITDA margin(2) expansion(1)

•
2022 marks three consecutive years of both positive operating cash flow and positive adjusted free cash flow, a first in over three decades

•
Credit rating upgrades from Standard & Poor from “B-” to “B”

•
Credit facility increased from $215 million to $400 million

•
1.4x Net leverage ratio(4) — lowest in over 15 years

•
$183 million debt repayment in 2022 (with additional $31 million debt repayments in January 2023); ~$20 million in annual interest reduction

•
Over $6.5 billion of global commercial wins

(1)
Compared to full year 2021.

(2)
Adjusted EBITDA is a non-GAAP financial measure, and represents earnings before interest, taxes, depreciation, and amortization and excludes, among other items, restructuring charges, share-based compensation expense, as well as other charges and credits. Adjusted EBITDA margin is non-GAAP measure which is calculated by dividing Adjusted EBITDA by revenues. Management believes Adjusted EBITDA and Adjusted EBITDA margin are useful to assess and understand normalized operating performance and trends. Adjusted EBITDA and Adjusted EBITDA margin should be considered in addition to, but not as a substitute for consolidated net income and consolidated net income margin and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP. See Annex A for a reconciliation to GAAP.

(3)
Adjusted Free Cash Flow is a non-GAAP measure and represents cash flows provided by (used in) operating activities, less capital expenditures plus proceeds from the disposition of assets. Management believes Adjusted Free Cash Flow is useful to understand our performance at generating cash and demonstrates our discipline around the use of cash. Adjusted Free Cash Flow should be considered in addition to, but not as a substitute for cash flows provided by operating activities and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP. See Annex A for a reconciliation to GAAP.

(4)
Net leverage ratio is a non-GAAP measure and represents net debt (total short and long-term debt less cash and cash equivalents and restricted cash) divided by consolidated adjusted EBITDA for the trailing 12 months. Management believes the net leverage ratio is useful to understand our ability to repay and service our debt and should be considered in addition to, but not as a substitute for net debt divided by consolidated net income attributable to Weatherford and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP. See Annex A for a reconciliation to GAAP.

Our outstanding results are a concrete marker of our success and demonstrate the effectiveness of our new operating paradigm as they reaffirm our ability to expand margins sustainably over the cycle while generating positive adjusted free cash flow. The steps we have taken to strengthen our Company and balance sheet, from the adjusted free cash flow performance, which gave us the ability to meaningfully pay down debt, to amending and upsizing our credit facility and improving our credit rating, underscore the substantial improvements we have made and allows us greater flexibility to drive our priorities as we enter a new phase.
Our results show that the Company has come a long way over the past three years, as seen by our dramatic improvements in expanding margins. Net income margins for the periods were 0.6% in 2022 and -52.1% in 2020, with net income margins of 6% in the fourth quarter of 2022. The Company’s full year Adjusted EBITDA margins of 18.9% grew by 640 bps compared to 2020’s Adjusted EBITDA margins of 12.5%, with Adjusted EBITDA margins of 22% in the fourth quarter of 2022. In the three years since this new management team has taken over, Weatherford has generated more cash than the

Weatherford International plc – 2023 Proxy Statement   21

COMPENSATION DISCUSSION AND ANALYSIS
last two decades, combined. These results have delivered significant value for our shareholders, which is further highlighted by the Company’s increased market capitalization and share price performance, including:
•
Market cap increase of 2,300% and stock price increase through December 30, 2022 of 2,279% since Mr. Saligram joined the Company on October 12, 2020

•
Market cap increase of 314% and stock price increase through December 30, 2022 of 311% since the Company listed on Nasdaq on June 2, 2021

•
Stock price increase of 84% for the full year 2022, outpacing the industry standard OIH index, the largest companies in the sector, the S&P 500 and the Dow Jones U.S. Select Oil Equipment & Services Index

The significant growth in our market cap and outperformance in the stock price has led to substantial value creation for shareholders effectively creating $1.7 billion of market value during 2022 alone. Management’s compensation is aligned with that as shareholder value creation and pay for performance remain the foundation of our compensation philosophy.
As Weatherford continued to progress its financial performance, the Board also refined its compensation philosophy to align with the Company’s success, ability to perform in a competitive marketplace, attract and retain talent across the organization, and drive shareholder value. In 2021, in addition to its annual short-term and long-term incentive plans, the Company introduced the Weatherford Accelerating Growth & Efficiency Program (“WAGE Program”), a long-term incentive program designed to reward the Weatherford team for transforming the Company’s operational profile over three years. This was a unique program and not one that is expected to be repeated.
In 2022, the Company continued to review industry benchmarks to ensure our pay programs were at the market median for base pay and annual incentives and set long-term incentive programs above the market median utilizing equity due to the strengthened share price. While we intend to review these programs continually, the actions taken further align the Company’s pay-for-performance philosophy with its peers and best practices.
Throughout this journey, the Board has taken a deliberate and rigorous approach to ensure NEO compensation was directly tied to individual and Company performance. For example, in 2020, when the Company named Girish Saligram as President and Chief Executive Officer, the Board closely evaluated the market relative to our peers and determined, due to the Company’s financial profile at the time, to begin compensation for this position at the bottom decile. As the Company’s performance has improved, the total compensation for this position has been aligned more closely with the current philosophy.
In 2022 and early 2023, the Company continued to refine its executive leadership team.
•
In the third quarter of 2022, following the departure of H. Keith Jennings, Executive Vice President and Chief Financial Officer, Desmond J. Mills, our Senior Vice President and Chief Accounting Officer, assumed the interim role of Chief Financial Officer, in addition to his existing responsibilities while the Company commenced its search process to fill the position.

•
In the third quarter of 2022, the Company continued to augment its executive leadership team with the appointment of Charles “Chuck” Davison as Executive Vice President of Operational Excellence.

•
In the first quarter of 2023, the Company named Arunava Mitra as Executive Vice President and Chief Financial Officer and promoted Mr. Davison to Executive Vice President and Chief Operations Officer.

2023 marks a new phase for the Company, one in which our mindset is evolving to a longer-range vision of creating a business that will withstand cycles and thrive as the sector evolves, while maintaining our commitment to transparency, credibility and performance. With clear priorities and a strategy for growth, we will continue to enhance the customer experience, drive organizational vitality, implement lean operations, and build a portfolio for the future through technology differentiation, digital transformation, and the energy transition.

WFRD COMPENSATION ACTIONS & STOCK PERFORMANCE

Normalized price as on March 31, 2023
WFRD 242.24
OIH 104.34
S&P 500 127.57
December 20, 2019
Emerged From Bankruptcy
March 2020
Covid-19 Related Downturn
April – June 2020
New Board Aligns Compensation Program to Company's Current State, Approves Cash Incentive and Long-Term Incentive Programs
July – October 2020
Named First, Second and Third NEO
January 2021
Board Approves Long-Term Performance-Based Equity Awards
June 2021
NASDAQ Trading Begins
October – November 2021
Board Conducts Comprehensive Review of Compensation Program to Align with Company's Current State
November 2021
Named Fourth & Fifth NEO
Company Introduced Growth & Efficiency Long-Term Incentive Program
July 2022
EVP & CFO Departs
November 2022
Company Reviews Industry Benchmarks for Base Pay & Annual Incentive Programs
300
250
200
150
100
50
0
12/20/2019
1/20/2020
2/20/2020
3/20/2020
4/20/2020
5/20/2020
6/20/2020
7/20/2020
8/20/2020
9/20/2020
10/20/2020
11/20/2020
12/20/2020
1/20/2021
2/20/2021
3/20/2021
4/20/2021
5/20/2021
6/20/2021
7/20/2021
8/20/2021
9/20/2021
10/20/2021
11/20/2021
12/20/2021
1/20/2022
2/20/2022
3/20/2022
4/20/2022
5/20/2022
6/20/2022
7/20/2022
8/20/2022
9/20/2022
10/20/2022
11/20/2022
12/20/2022
1/20/2023
2/20/2023
3/20/2023
WFRD
S&P 500
OIH

Source: Nasdaq
Period: December 20, 2019, to March 31, 2023

22   Weatherford International plc – 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
NAMED EXECUTIVE OFFICERS
We refer to the individuals below as our NEOs for the year ended December 31, 2022:
Name	Current Age	Position
Current Executive Officers
Girishchandra K. Saligram	51	President, CEO and Director
Scott C. Weatherholt	45	Executive Vice President, General Counsel and Chief Compliance Officer
Joseph H. Mongrain	65	Executive Vice President, Chief People Officer
Charles “Chuck” W. Davison, Jr.	54	Executive Vice President, Operational Excellence(1)
Desmond J. Mills	50	Senior Vice President, Chief Accounting Officer (Interim Chief Financial Officer from August 1, 2022 – January 2, 2023)
Former Executive Officer
H. Keith Jennings	53	Former Executive Vice President and Chief Financial Officer(2)

(1)
Mr. Davison’s title was changed to Executive Vice President, Chief Operations Officer effective January 13, 2023.

(2)
Mr. Jennings involuntarily departed the Company effective July 31, 2022.

Weatherford International plc – 2023 Proxy Statement   23

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION PRINCIPLES
What We Do		What We Do Not Do
✓	Pay For Performance — We align the interests of our executives and shareholders through the use of performance-based annual cash incentive compensation and performance-based long-term cash and equity incentive compensation	X	Salary Increases & Bonus Payments — We do not provide for automatic salary increases or guaranteed bonus payments
✓	Double-Trigger Change in Control — a “change in control” by itself is not sufficient to trigger payments, it must also be accompanied by a qualifying termination	X	No Excise Tax Gross Ups — We do not provide for excise tax gross-ups in the event of a change-in-control
✓	Clawback Policy — We have a comprehensive clawback policy regarding the recoupment of performance-based compensation upon a financial restatement or if an executive engages in conduct that is materially adverse to the Company	X	Anti-Pledging & Anti-Hedging Policies — We maintain robust anti-pledging and anti-hedging policies, as well as an insider trading policy, that prohibits any short sale activities by our executives and directors
✓	Share Ownership Guidelines — We maintain meaningful director and executive officer share ownership guidelines, including, for 2023, the requirement that our CEO accumulate a holding of 10 times base salary, 5 times base salary for our other NEOs, and 8 times the annual cash retainers for our independent directors	X	Executive Benefits / Perquisites — We do not maintain any defined benefit or supplemental retirement plan; nor did we provide other personal benefits to our named executive officers that are not generally available to all employees during 2022
✓	Annual Risk Assessment — We conduct an annual comprehensive risk analysis of our executive compensation program with our independent compensation consultant to ensure that our program does not encourage inappropriate risk-taking.	X	Dividends — We do not pay dividends on vested or unvested equity awards
✓	Compensation Benchmarking — We compare our executives’ total compensation to a peer group for market comparable data. We evaluate that peer group annually to ensure that it remains appropriate, and we add or remove peers when warranted	X	Employment Agreements — We do not have employment agreements with any of our NEOs
✓	Independent Compensation Consultant — We engage an independent compensation consultant to review and provide recommendations regarding our executive and independent director compensation program	X	Long-term Incentive Plan — We prohibit repricing or buyouts of underwater options or stock appreciation rights without shareholder approval
COMPENSATION PHILOSOPHY
Our compensation program is designed to attract, motivate and retain highly talented executives, and to provide competitive compensation opportunities that align management’s interests with the short- and long-term interests of our shareholders. We believe this design provides alignment of the interests of our executives with those of our shareholders through reliance on short- and long-term performance-oriented cash and equity incentive plans. Our compensation plans, while considering the current state of our business and our continued journey to sustainable profitability, are designed to recognize our fundamental compensation principles (shown below) and with the objectives of encouraging the desired performance, discouraging excessive risk taking, and maximizing shareholder value.
During the Board’s annual comprehensive review of executive compensation, as recommended by our independent compensation consultant and approved by the Compensation and Human Resources Committee (the “Committee”), we reviewed and updated our peer group with the intention to set base salaries, or fixed compensation, and annual incentive opportunities for our executives at or close to the market medians of the peer group. It was further determined that long-term incentive opportunities for this same group should be between the 65th and 75th percentiles of the peer group. We use the data from the peer group solely for informational purposes, however, and do not make significant pay decisions based on market data alone. We design our incentive compensation plans to deliver total compensation above market medians of our peers when justified by the performance achievement of the Company relative to our peers and general industry, and the performance of our NEOs on an individual level.

24   Weatherford International plc – 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
FUNDAMENTAL COMPENSATION PRINCIPLES
Attract, motivate, retain and reward the key leadership and managerial talent needed for our Company to achieve its goals and objectives
Pay-for-performance, aligning the interests of our executives and shareholders through the use of performance-based short-term cash and time- and performance-based long-term equity incentive compensation
Promote long-term value creation and growth strategies
Ensure line-of-sight between key performance measures that are indicative of Company growth and gains in shareholder value and actual results
We believe our compensation program and the underlying philosophy and principles will encourage sustained long-term profitability by making a significant portion of each NEO’s total direct compensation variable and dependent on our achievement of pre-determined financial and operational performance objectives.
The form and level of compensation for each NEO are determined after considering several factors, including the executive’s position and responsibility within Weatherford, recent performance appraisals, and competitive market data and other external market-based factors. The Committee uses this information when establishing compensation opportunities to arrive at a comprehensive package that emphasizes pay for performance and is competitive in the marketplace.
The Committee reviews and considers this philosophy and will continue to do so from time to time as necessary or appropriate, making adjustments as needed.
2022 PRIMARY ELEMENTS OF COMPENSATION
The primary elements of total compensation are base salary, annual short-term (cash) incentives and long-term incentive compensation awards. In 2022, we continued our use of more traditional long-term equity-based incentive vehicles, including RSUs and performance share units (“PSUs”). The WAGE Program, through which we granted performance awards during 2021 and 2022 to our key executives and certain other employees to incentivize dramatic improvement in Weatherford’s operating profile by December 31, 2024, remained in place throughout 2022 with awards being made to Messrs. Davison and Mills, discussed in detail below. No awards were made in 2022 to any NEOs other than Messrs. Davison and Mills under the WAGE Program.

Weatherford International plc – 2023 Proxy Statement   25

COMPENSATION DISCUSSION AND ANALYSIS
For the 2022 fiscal year, the pay mix at target for the CEO and the average for the other NEOs was significantly variable and at risk. The following table and graphs above summarize the primary elements of our NEOs’ compensation package and the 2022 compensation mix at target for our CEO and an average of our other NEOs:
(1)
Adjusted Free Cash Flow Yield means Adjusted Free Cash Flow as a percentage of Revenue.

The WAGE Program was implemented in late 2021. Additional awards were made under this program in 2022 to Messrs. Davison and Mills. Mr. Davison received his award in 2022 because he joined the Company after the initial awards were made in 2021 with the objective of aligning the executive team around a common set of goals and enabling a singular focus on the growth targets outlined by the Board. Mr. Mills received an additional grant under the program in recognition of his period of service as the Company’s interim Chief Financial Officer as referenced above.

26   Weatherford International plc – 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DECISION MAKING PROCESS
The Committee reviews the design of our NEO compensation program at least annually, including whether the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Committee assesses whether compensation programs used in prior years have successfully achieved our compensation objectives. It also considers how our compensation program is designed to achieve our long-term financial and operating goals. The Committee has retained LB&Co. to help analyze specific comparative market data. Certain members of management participate in this process by assembling and summarizing data used. The Committee regularly reviews our compensation policies and practices in coordination with LB&Co. and undertook a comprehensive competitive review of executive compensation programs in 2022. The Committee has determined that the risks arising from our compensation policies and practices sufficiently avoid encouraging unnecessary or excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company.

Weatherford International plc – 2023 Proxy Statement   27

COMPENSATION DISCUSSION AND ANALYSIS
ROLES IN THE PROCESS
The Company’s compensation philosophy drives our decision-making process. Decisions about individual levels of each compensation element involve the participation of multiple parties, following a comprehensive, multi-step process. The key parties and their roles in the process are described below:
Party(1)	Primary Roles
Committee (Composed of 3 Independent Directors)
•
Oversees all aspects of the executive compensation program, evaluates and determines the appropriate executive compensation philosophy and objectives for Weatherford, the process for establishing executive compensation and the appropriate design of our executive compensation program and compensation arrangements

•
Reviews and approves our overall executive compensation programs and practices, including goals and objectives for our short- and long-term incentive plans, and sets the compensation of our executive officers

• Determines compensation for our executive officers, other than our CEO, considering, among other things, the recommendations of our CEO
• Recommends to the full Board for approval the compensation of the CEO
• Supported in its work by LB&Co., its independent compensation consultant; the Committee is solely responsible for making the final decisions on compensation for our NEOs other than the CEO
• Selects, approves, retains, terminates and oversees compensation consultants, and any other advisor, to the Committee
Independent Compensation Consultant (LB&Co.)	• Provides advice and support to the Committee in the design and implementation of Weatherford’s executive and director compensation programs

•
Partners with management to develop and/or refresh recommendations to the Committee regarding the Company’s peer group; provides compensation benchmarking analyses as often as required by events or requested by the Committee, but at least annually

• Keeps the Committee and the Company abreast of trends, developments and regulatory changes as they relate to executive and director compensation
• Reviews management proposals, as requested
• Makes recommendations regarding pay for the CEO, as well as other executives under the purview of the Committee
• At the Committee’s request, regularly attends meetings of the Committee

(1)
All of the persons serving on the Committee were independent, as defined by the Nasdaq listing standards and applicable rules of the SEC, and satisfied the qualification standards of Section 16 of the Exchange Act. The Committee assessed the independence of LB&Co. under the applicable SEC and Nasdaq standards as required by its charter and concluded that LB&Co. is independent of the Company and management and that LB&Co.’s work has not raised any conflicts of interest.

STEPS IN THE PROCESS
The process for establishing executive compensation for each of the NEOs involves multiple steps as follows:
Finalize Peer Group and Assess Market Data. Consistent with our executive compensation philosophy, in the fourth quarter of 2021, the Committee, in consultation with LB&Co., reviewed the peer group to confirm its continued appropriateness as a basis for comparison. Other than the removal of Frank’s International N.V. following its acquisition by Expro Group Holdings N.V. and the subsequent inclusion of Expro Group Holdings N.V., as outlined in our 2021 materials, the Committee confirmed no other changes were necessary. While certain of the companies listed in the peer group have larger annual revenues or are not direct competitors to Weatherford, the Committee believed that this peer group continues to provide an accurate representation of market factors necessary to ensure competitive compensation opportunities are being provided at Weatherford in order to effectively attract, motivate, and retain the talented executives needed to lead the Company.

28   Weatherford International plc – 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
For 2022 compensation purposes, the Peer Group consisted of:
ChampionX Corporation	Helmerich & Payne, Inc.	NOV, Inc.
Clean Harbors, Inc.	Ingersoll Rand Inc.	Oceaneering International, Inc.
Donaldson Company, Inc.	KBR, Inc.	Patterson-UTI Energy, Inc.
Expro Group Holdings N.V.	MasTec, Inc.	TechnipFMC plc
Flowserve Corporation	Nabors Industries Ltd.	Transocean Ltd.
Halliburton Company	NexTier Oilfield Solutions Inc.	Vontier Corporation
Also, the Committee utilizes various compensation surveys to provide additional market data to assess our NEOs’ target compensation levels. The use of peer market data with consideration of individual responsibility, leadership, teamwork, performance, potential, skills, knowledge, experience, and impact on the Company drives decisions for each NEO.
The Committee does not use a formula to weight these factors. Instead, it uses these factors to provide context within which to assess the significance of comparative market data and to differentiate the target compensation level among our NEOs.
Compare and Evaluate. Management, in consultation with LB&Co. considers several job-specific factors when comparing market data for similar jobs. When determining individual placement within a determined range, after consulting with LB&Co., management makes applicable recommendations to the Committee based on individual factors such as responsibility, leadership, teamwork, performance, potential, skills, knowledge, experience, and impact of each executive, along with any retention and succession planning concerns.
Finalize Decisions. The Board’s independent directors evaluate the Committee’s recommendations, which are based on guidance from LB&Co., regarding the CEO’s compensation, including the rationale for where each compensation component falls within the market data. The Board’s independent directors have final authority to approve, disapprove or make changes to compensation recommendations. For 2022, the Board’s independent directors unanimously approved the recommendations for the CEO’s compensation.
The Committee makes a similar judgment about the CEO’s recommendations, which are also based on guidance from LB&Co., regarding the compensation of the other NEOs. For 2022, the Committee unanimously approved the recommendations for the compensation of the other NEOs.
2022 COMPENSATION DECISIONS
The Committee completed a comprehensive annual review of the executive compensation packages in the fourth quarter of 2021, including annual base salaries, and the target opportunities for both the short-term and long-term incentive programs. As a result of this review and changes that were implemented in November 2021, the Committee elected to make no adjustments to any of the components of the NEOs’ compensation packages for 2022.
BASE SALARY
Base salary provides a fixed element of an NEO’s annual cash compensation and a foundation for a market-competitive package intended to attract and retain highly qualified executives. The Committee reviews the base salary for each of our NEOs on at least an annual basis and considers the following factors in making its determinations:
•
the NEO’s position including roles and responsibilities;

•
experience, expertise, knowledge and qualifications;

•
market factors and the industry(ies) in which we operate and compete;

•
recruitment and retention considerations;

•
the NEO’s individual compensation history;

•
internal equity among salary levels of the members of our executive team and similarly situated/comparable executives in our peer group; and

•
our overall compensation philosophy.

Weatherford International plc – 2023 Proxy Statement   29

COMPENSATION DISCUSSION AND ANALYSIS
No changes were made to the base salaries of any of our NEOs in 2022.
	Base Salary
Executive	Before November 1, 2021	After November 1, 2021	2022
Girishchandra K. Saligram	$825,000	$900,000	$900,000
Scott C. Weatherholt	$425,000	$425,000	$425,000
Joseph H. Mongrain	$370,000	$390,000	$390,000
Charles “Chuck” W. Davison, Jr.(1)	—	—	$475,000
Desmond J. Mills	$325,000	$360,000	$360,000
H. Keith Jennings	$500,000	$500,000	$500,000

(1)
Mr. Davison joined the Company in September 2022, so he had no base salary in 2021.

ANNUAL (CASH) INCENTIVE COMPENSATION
Weatherford’s annual cash incentive program, the Short-Term Incentive Plan (the “STI Plan”) is an important component of the executive compensation program designed to reinforce the Company’s short-term goals and strategic initiatives and reward executives for Company, functional, business, and individual performance. For 2022, the STI Plan covers NEOs and other enterprise-wide eligible employees and measures all participants against established metrics. The STI Plan provides payout opportunities based 70% on the annual achievement of pre-determined corporate performance objective(s) and 30% on strategic individual objectives, with actual cash bonuses earned based on the achievement of such objective(s).
Generally, once a year, the Committee determines the annual target bonus opportunity for each NEO and structures annual cash incentive compensation to deliver payouts in line with achievement as measured against established performance targets. In January 2022, the Committee, in consultation with LB&Co. and management, reviewed the annual bonus targets of the NEOs and determined no changes were warranted at the time. The performance targets for 2022 were Adjusted EBITDA and Adjusted Free Cash Flow, equally weighted at 35% and Strategic Individual Objectives weighted at 30%, with all of the foregoing being subject to a Health, Safety and Environmental (“HSE”) performance modifier.
The annual incentive targets under the 2022 STI Plan were unchanged from the end of 2021 and were as follows:
	Annual Incentive Target (as a percentage of base salary)
Executive	Before November 1, 2021	After November 1, 2021	2022
Girishchandra K. Saligram	125%	125%	125%
Scott C. Weatherholt	90%	90%	90%
Joseph H. Mongrain	65%	75%	75%
Charles “Chuck” W. Davison, Jr.(1)	—	—	90%
Desmond J. Mills	60%	65%	65%
H. Keith Jennings	100%	100%	100%

(1)
Mr. Davison joined the Company in September 2022, so he had no annual incentive target for STI in 2021.

The Committee set 2022 performance goals to drive exceptional performance focused on the key financial metrics that are indicative of our performance and the Company’s overall health. In setting the 2022 STI Plan goals, the Committee selected Adjusted EBITDA and Adjusted Free Cash Flow, weighted equally at 35%, as the two metrics that, should we achieve the goals set, would have the most significant effect in strengthening our strategic and financial position. As noted above, the Committee set individual performance based on clearly defined strategic objectives, weighted at 30%, as the final component of the STI Plan. The Committee believes the targets set were rigorous, being set at or above market expectations, as well as appropriate both for our market and the shifting industry landscape. As also noted above, as safety and individual performance achievement are also key to Weatherford’s current and future success, a modifier was built into the STI Plan to allow for adjustments to financial payouts based on our 2022 HSE performance. To better align with our peers, the Committee also increased the payout under each of the metrics to be consistent with the individual maximum award payable under the STI Plan from 150% to 200% of target.

30   Weatherford International plc – 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
For 2022, the metrics governing the generation of annual incentives for our executives were:
	Threshold	Target	Maximum
Adjusted EBITDA (in millions)	$580	$630	$695
Adjusted Free Cash Flow (in millions)	$70	$100	$150
Payout (as a percentage of individual annual targets)	50%	100%	200%
Adjusted EBITDA. Increasing the Company’s Adjusted EBITDA was a key objective for 2022. Adjusted EBITDA is a non-GAAP financial measure, and represents earnings before interest, taxes, depreciation, and amortization and excludes, among other items, restructuring charges, share-based compensation expense, as well as other charges and credits.
Adjusted Free Cash Flow. The Committee believed the adjusted free cash flow metric was important to the Company’s shareholders and generally viewed as a measure of financial success and ability to reduce debt, a key focus of the Company. In setting dollar thresholds, the Committee evaluated historical performance, as well as internal projections and expectations. Specifically, “adjusted free cash flow” is a non-GAAP financial measure calculated as cash flows provided by (used in) operating activities, less capital expenditures plus proceeds from disposition of assets.
HSE. Safety is a top priority for the Company. The financial metric payout achievement can be modified at the sole discretion of the Committee in the event safety metrics are not achieved, which can be taken at a Company, segment, geozone, country or regional level.
Strategic Individual Performance Objectives. The strategic individual performance objectives for each of our NEOs in 2022 included the following categories:
Executive	Strategic Individual Performance Objectives
Girishchandra K. Saligram	Company profitability, cash flow and margin improvement; drive shareholder value and stakeholder engagement; foster company values and culture
Scott C. Weatherholt	Enhanced and scalable compliance framework; cost structure focus; support for strategic initiatives
Joseph H. Mongrain	Improvements in safety performance; innovation in talent management; creation of strategic roadmap for certain Company intiatives
Charles “Chuck” W. Davison, Jr.	Development and implementation of strategy framework; working capital management
Desmond J. Mills	Accounting process efficiencies; internal and external reporting process improvements
H. Keith Jennings	Not applicable(1)

(1)
The strategic individual objectives originally established for Mr. Jennings were not used. Under the Executive Severance Plan, he received a prorated amount of his Target STI payment in connection with his involuntary departure from the Company on July 31, 2022.

Payment Timing. Plan awards earned for a given year generally are paid in March of the following year. All NEO award payments are approved by the Committee and certified by our Chief Assurance Officer prior to any payment being made.
Maximum Payment. Notwithstanding the achievement of maximum performance on the financial or strategic individual performance metrics and any HSE or individual multiplier applicable to any NEO, the maximum payout any NEO can receive is capped at 200% of the individual NEO’s target incentive.
Adjustments. In the event of unforeseen developments, the Committee may determine that modifying the STI Plan, the goals or the potential award payments would be appropriate based on extraordinary circumstances.

Weatherford International plc – 2023 Proxy Statement   31

COMPENSATION DISCUSSION AND ANALYSIS
STI Plan — 2022 Performance and Payouts
As stated earlier, 2022 was another excellent year in terms of financial performance. Overall performance far exceeded the target goals established for the year resulting in maximum achievement on both Adjusted EBITDA and Adjusted Free Cash Flow performance. Although the Company significantly overachieved the financial metrics, considering the high standards the Company holds on safety, the Company acknowledged there are further opportunities for improvement on safety. Upon the recommendation of the CEO and Management, despite outstanding financial results, the Compensation Committee approved a negative HSE modifier to reduce the STI payouts, with the CEO incurring the most significant percentage reduction as shown in the tables below:
	Threshold	Target	Maximum	Actual Performance	STI % Payout
Adjusted EBITDA (in millions)	$580	$630	$695	$817	200%
Adjusted Free Cash Flow (in millions)	$70	$100	$150	$299	200%
In addition, each of the NEO’s received Strategic Individual Performance metric payout percentages ranging from 90% to 190%:
Executive	Current Target %	2022 Year-End Target(1)	Weighted Financial Metric Payout(2)	HSE Modifier(3)	Weighted Strategic Individual Performance Metric Payout(4)	Total Percentage Payout	Final 2022 STI Payouts
Girishchandra K. Saligram	125%	$1,125,000	140%	(15)%	57%	182%	$2,047,500
Scott C. Weatherholt	90%	$382,500	140%	(10)%	39%	169%	$646,425
Joseph H. Mongrain	75%	$292,500	140%	(10)%	27%	157%	$459,225
Charles “Chuck” W. Davison, Jr.	90%	$106,875	140%	—	30%	170%	$181,688
Desmond J. Mills	65%	$234,000	140%	(10)%	56%	186%	$434,070
H. Keith Jennings(5)	100%	$500,000	—	—	—	—	—

(1)
2022 Target Incentive for Mr. Davison is prorated based upon his hire date.

(2)
As shown above, the financial metrics for each of Adjusted EBITDA and Adjusted Free Cash Flow were achieved at maximum performance, or 200% of Target. The financial metrics constituted 70% of the potential payout and could range from 0% to a maximum of 140% of the total STI payout.

(3)
The Committee, in its discretion, used the HSE Modifier to reduce each NEO’s STI payout (with the exception of Mr. Davison) related to financial metrics as a result of lower safety measures in 2022. The HSE modifier resulted in adjustments to each NEO’s financial metrics payout as reflected in the table, other than Mr. Davison due to his joining the Company in September 2022.

(4)
The Strategic Individual Performance Metric at Target constituted 30% of the potential payout and could range from 0% to 60% based on each individual NEO’s performance against their Strategic Performance Objectives.

(5)
The Financial and Strategic Individual Performance metrics were not applicable for Mr. Jenning’s STI payout. Under the Executive Severance Plan, Mr. Jennings received a prorated amount of his Target STI payment in connection with his involuntary departure from the Company on July 31, 2022.

The average STI Plan payout for our NEOs in 2022 was approximately 173% of Target achievement.
LONG-TERM INCENTIVE COMPENSATION
Long-term equity incentives are designed to motivate management to enable the Company to achieve sustained long-term performance improvements and link a significant portion of compensation to shareholder returns. In January 2021, the Company reinstituted awards of long-term equity compensation under our 2019 EIP and continued to make awards under the 2019 EIP in 2022.
We have historically granted long-term incentive awards annually in the first quarter to motivate forward-looking, long-term performance and promote retention among our executive team. Due to the Company’s emergence from bankruptcy in late 2019, continued pressure on our share price due to the instability in the oil and gas industry due to the 2020 oil crisis and the uncertainty in the markets as a result of the COVID-19 pandemic, the Board, upon the recommendation of the Committee, approved one-time grants of long-term cash awards pursuant to the LTCIP, which was adopted in April 2020. The purpose of these grants, which were comprised of time-based and performance-based long-term cash awards, was to motivate and reward our executive officers and other participants to achieve sustained growth in connection with our long-term strategy in lieu of equity awards, while also helping to preserve our share reserve under the 2019 EIP. In 2021, the Company re-instituted its long-term equity program, and pursuant to the 2019 EIP, utilized time-based Phantom RSUs, time-based RSUs and performance-based PSUs. While our intent is generally to use equity-based award vehicles (RSUs and PSUs) rather than cash-based awards, in 2021, due to our shares being listed over-the-counter at the time of grant, the limited

32   Weatherford International plc – 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
trading liquidity and the volatility in our share price, coupled with our belief that our equity was undervalued and to preserve the longevity of the available shares under our 2019 EIP, we utilized Phantom RSUs, which could be settled all in cash, all in shares, or in any combination of cash and shares at the Committee’s sole discretion, as provided for in the 2019 EIP. This award vehicle provided the Committee the flexibility to respond to market factors upon vesting, while continuing to ensure the fundamental principle of shareholder alignment.
2020 Awards under the LTCIP
In 2020, the Board, upon the recommendation of the Committee, approved one-time grants of cash-based long-term incentive awards to Messrs. Saligram, Jennings and Weatherholt upon their joining Weatherford. In November 2020 and again in March 2021, the Committee approved amendments to the form of Award Agreement under the LTCIP to clarify the proration of grants and vesting mechanics of LTCIP awards granted to NEOs joining the Company in the middle of the fiscal year, to clarify the vesting mechanics, to confirm the performance metrics and payout percentages for 2020 and to adopt new performance metrics for fiscal years 2021 and 2022 that match those approved for long-term equity incentive awards granted in January 2021 (discussed below). As amended, the LTCIP Award Agreement provided that for Messrs. Saligram, Jennings and Weatherholt, the time-based portion of the awards vest one-third on each of December 31, 2020, 2021 and 2022. The payments to the NEOs under the LTCIP awards during 2022 were the vesting of the third and final tranche of the time-based portion of the respective awards for Messrs. Saligram, Jennings and Weatherholt that occurred on December 31, 2022 and the payment of the performance-based portion of the awards that vested at the end of the performance period on December 31, 2022, to the extent earned by achieving the required performance goals during the performance period. The maximum achievement under the performance award was 150% of target.
The total cash award amounts for our current NEOs, prorated pursuant to their respective offer letters, and under the Award Agreements, as amended, are set forth in the table below and were subject to vesting as provided in the LTCIP and the Award Agreements, as amended, as described above:
Name	Time-Based Award (30%)	Performance-Based Cash Award Amount at Target (70%)	Total Cash Award Amount at Target
Girishchandra K. Saligram	$778,099	$1,815,565	$2,593,664
H. Keith Jennings	$378,870	$884,030	$1,262,900
Scott C. Weatherholt	$243,804	$568,878	$812,682
The Performance-based cash awards vested at the conclusion of the three-year performance period beginning on January 1, 2020 and ending December 31, 2022, based on the achievement of certain specified performance targets. For 2020, the performance-based cash payment was based on achievement of specified levels of Return on Capital Employed (“ROCE”) and Adjusted Free Cash Flow1, each weighted at 35%. For the period beginning on January 1, 2021 and ending on December 31, 2022, the performance-based cash payment was based on Adjusted EBITDA Percentage and Operating Cash Flow Conversion Percentage (“OCF%”), each weighted at 35%. The performance-based cash earned may range from 0% of the target cash payout in the event that threshold levels are not achieved and could vest at up to 150% of the target cash payout for maximum performance achievement.

1
While our LTCIP awards use the term “Free Cash Flow,” for purposes of non-GAAP measures, such term is more closely aligned with “Adjusted Free Cash Flow” so we use that term in relation to our award grants through this proxy statement.

Weatherford International plc – 2023 Proxy Statement   33

COMPENSATION DISCUSSION AND ANALYSIS
Performance Metric	Threshold	Target	Maximum	Actual Performance	Payout %
January 1, 2020 – December 31, 2020
ROCE(1) — 35%
Performance Achievement	9%	12%	>= 15%	9.3%	55.0%
Payout	50%	100%	150%
Adjusted Free Cash Flow (in millions) — 35%
Performance Achievement	$(34)	$33	>= $100	$78	133.6%
Payout	50%	100%	150%
January 1, 2021 – December 31, 2022
Adjusted EBITDA Percentage(2) — 35%
Performance Achievement	13%	14%	>= 15.5%	18.0%	150%
Payout	50%	100%	150%
OCF(3) Percentage — 35%
Performance Achievement	70%	75%	>= 80%	87.0%	150%
Payout	50%	100%	150%

(1)
ROCE means the return on capital employed for the total Company, and is calculated by dividing the sum of adjusted EBITDA less cash taxes by the sum of total gross assets less non-interest bearing current liabilities less total cash.

(2)
Adjusted EBITDA Percentage means the percentage of adjusted EBITDA relative to the Company’s revenue, and is calculated by dividing adjusted EBITDA by revenue. The Compensation & Human Resources Committee approved minor modifications to the calculation of this financial metric to normalize Adjusted EBITDA and Adjusted Free Cash Flow for items that naturally affect one but not the other.

(3)
OCF% means the percentage of the operating cash flow of the Company relative to the Company’s adjusted EBITDA, and is calculated by dividing the sum of cash flow from operations minus the sum of interest plus cash taxes by adjusted EBITDA. The Compensation & Human Resources Committee approved minor modifications to the calculation of this financial metric to normalize Adjusted EBITDA and Adjusted Free Cash Flow for items that naturally affect one but not the other.

2021 Awards under the 2019 EIP
In January 2021, the Committee approved long-term equity incentive awards to our NEOs comprising time-based and performance-based long-term incentives as follows:
•
RSUs generally vest ratably, annually over a multi-year period, to promote retention and motivate our NEOs to strive for share price appreciation. For 2021, on the recommendation and suggestion of LB&Co., the Committee and the Board approved issuing awards that vest ratably, annually over a two-year period. In determining to use a two-year period, the Committee and the Board considered the transitional state of the Company following its emergence from bankruptcy, the change in executive management, our shares being listed over-the-counter at the time of grant, the limited trading liquidity and volatility in our share price, and the Company’s desire to list on a national stock exchange if and when deemed appropriate by the Board and when market factors indicated it would be beneficial to the Company’s shareholders to do so. Holders of RSUs do not have voting rights until delivery of the underlying shares.

•
Phantom RSUs are similar in function to the RSUs discussed above in that they track in value the trading price of our shares, but have the option to settle all in cash, all in shares, or in any combination of cash and shares at the sole discretion of the Committee. Like the RSUs, these units also vest ratably, annually over a two-year period. Holders of Phantom RSUs do not have voting rights or dividend participation rights until delivery of the underlying shares and have no voting rights if they are settled in cash. If the Phantom RSUs are to be settled in cash, the cumulative maximum cash payout would be capped at a predetermined amount of the Phantom RSUs, and if maximum payout value is achieved any additional Phantom RSUs would be cancelled. We did not grant Phantom RSUs in 2022 and do not currently expect that Phantom RSUs will be part of our long-term incentive program beyond 2022.

•
PSUs are generally the largest portion of our NEO’s long-term incentive and cliff-vest at the conclusion of a multi-year performance period based on the achievement of certain specified performance targets. Following a similar methodology as was used for the RSUs and Phantom RSUs, in 2021 the Committee and the Board approved the grant of PSUs that vest following the completion of a two-year performance period ending December 31, 2022. The PSUs are based on achievement of specified levels of Adjusted EBITDA Percentage and Operating Cash Flow Conversion, each equally weighted. The PSUs earned may range from 0% of the target number of units in the event that threshold levels are not achieved and could vest at up to 200% of the target number of units for maximum performance achievement.

34   Weatherford International plc – 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
The target number of long-term equity incentive awards granted to our NEOs in 2021 are shown below:
Executive	RSUs	Phantom RSUs	PSUs	Total
Girishchandra K. Saligram	249,852	61,084	499,703	810,639
Scott C. Weatherholt(1)	71,170	34,800	118,616	224,586
Joseph H. Mongrain	45,131	33,101	22,565	100,797
Charles “Chuck” W. Davison, Jr.(2)	—	—	—	—
Desmond J. Mills	30,879	22,648	15,439	68,966
H. Keith Jennings	115,796	56,620	192,993	365,409

(1)
Does not include a one-time RSU award granted to Mr. Weatherholt for his expanded responsibilities as our Interim Chief Human Resources Officer in early 2021.

(2)
Mr. Davison was not employed by the Company until September 2022.

At the election of the Committee, it was determined that the 2021 Phantom RSU awards would be settled entirely in cash. As stated above, the cumulative maximum cash payout was capped at predetermined amounts for each NEO. At the time of settling the first vesting of the 2021 Phantom RSUs, each NEO received the maximum cash payout value and all additional Phantom RSUs held by the NEOs were cancelled. The table below shows the number of Phantom RSUs deemed vested and settled in cash, the number of Phantom RSUs that were deemed cancelled and the cash settlement for each NEO:
Executive	Settled in Cash	Cancelled	Cash Settlement(1)
Girishchandra K. Saligram	25,337	35,747	$701,244
Scott C. Weatherholt	14,434	20,366	$399,504
Joseph H. Mongrain	11,144	21,957	$380,000
Charles “Chuck” W. Davison, Jr.(2)	—	—	—
Desmond J. Mills	7,625	15,023	$260,000
H. Keith Jennings	23,485	33,135	$649,998

(1)
Cash settlement is originally calculated based on the volume weighted price of the Company’s ordinary shares averaged for the thirty trading days immediately preceding the vesting date. For Messrs. Saligram, Weatherholt and Jennings, their awards vested on January 4, 2022. For Messrs. Mongrain and Mills, their awards vested on April 15, 2022. Because the respective volume weighted average prices resulted in the potential cash settlement exceeding the maximum cash payout, the actual cash settlement was capped at their respective predetermined amounts for each NEO.

(2)
Mr. Davison was not employed by the Company until September 2022.

The performance period for the 2021 PSUs ended on December 31, 2022, and the shares vested based on actual achievement per the table below:
Performance Metric	Threshold	Target	Maximum	Actual Performance	Payout %
Adjusted EBITDA Percentage(1) — 50%
Performance Achievement	13%	14%	15.5%	18.0%	200%
Payout	50%	100%	200%
Operating Cash Flow Conversion(2) — 50%
Performance Achievement	70%	75%	80%	87.0%	200%
Payout	50%	100%	200%

(1)
Adjusted EBITDA Percentage performance measure is defined as Adjusted EBITDA divided by Revenues. The Compensation & Human Resources Committee approved minor modifications to the calculation of this financial metric to normalize Adjusted EBITDA and Adjusted Free Cash Flow for items that naturally affect one but not the other.

(2)
Operating Cash Flow Conversion performance measure is defined as Operating Cash Flow divided by Adjusted EBITDA. The Operating Cash Flow performance measure is defined as Cash From Operations less the sum of cash paid for Interest and Cash Taxes. The Compensation & Human Resources Committee approved minor modifications to the calculation of this financial metric to normalize Adjusted EBITDA and Adjusted Free Cash Flow for items that naturally affect one but not the other.

Weatherford International plc – 2023 Proxy Statement   35

COMPENSATION DISCUSSION AND ANALYSIS
2022 Awards under the 2019 EIP
In January 2022, and due in part to the Company’s prior year performance, the Committee approved adjusting the Company’s long-term equity incentive awards to align to a three-year vesting period versus the two-year period utilized in 2021. The Committee also approved the 2022 long-term equity incentive awards to our NEOs comprising time-based and performance-based long-term incentives as follows:
•
RSUs generally vest ratably, annually over a three-year period, to promote retention and motivate our NEOs to strive for share price appreciation. For 2022, the Committee and the Board approved issuing awards that vest ratably, annually over a three-year period.

•
PSUs are generally the largest portion of our NEO’s long-term incentive and cliff-vest at the conclusion of a multi-year performance period based on the achievement of certain specified performance targets. In 2022, the Committee and the Board approved the grant of PSUs that vest following the completion of a three-year performance period ending December 31, 2024. The PSUs are based on achievement of individual specified levels of Adjusted EBITDA Percentage and Adjusted Free Cash Flow Yield, each weighted at 35% and strategic initiatives (including Organization Scaleability, ESG and Digital Transformation) weighted at 30%. The PSUs earned may range from 0% of the target number of units in the event that threshold levels are not achieved and could vest at up to 200% of the target number of units for maximum performance achievement.

The target number of long-term equity incentive awards granted to our NEOs in 2022 are shown below:
Executive	Percentage of Base Salary	RSUs	PSUs	Total
Girishchandra K. Saligram	690%	84,518	126,777	211,295
Scott C. Weatherholt	300%	21,691	21,691	43,382
Joseph H. Mongrain	160%	10,615	10,615	21,230
Charles “Chuck” W. Davison, Jr.(1)	—	—	—	—
Desmond J. Mills(2)	115%	8,451	5,634	14,085
H. Keith Jennings	400%	34,025	34,025	68,050

(1)
Mr. Davison was not employed by the Company until September 2022 and was not eligible for an annual grant of long-term equity incentive award until the annual long-term equity grants in 2023. Mr. Davison did receive a WAGE Program award upon joining the Company as described below.

(2)
In addition to his annual long-term incentive awards, Mr. Mills received a WAGE Program award upon his appointment as Interim Chief Financial Officer as described below.

WAGE Program
As previously disclosed, in October 2021, to incentivize our management team to deliver exaggerated value to our shareholders, the Board approved the implementation of the WAGE Program. The WAGE Program was intended to motivate key executives and employees who have critical roles and significant influence on the expected improvement in Company operations over the next few years. Awards granted under the WAGE Program were in the form of PSUs which are earned only upon the sustained achievement of certain share price targets that must be reached within a three-year period which ends on December 31, 2024, with such earned shares cliff vesting at the end of the three-year performance period. Those WAGE Program PSUs may vest at threshold or target, however there is no ability for the number of units to exceed the target number of units on this one-time award. The underlying metrics are competitively sensitive information; therefore, they will be disclosed only in our future SEC disclosures as the performance period is completed. Further, in order to be eligible to vest, participants must remain employed by the Company through the end of 2024, and there will be no prorated vesting for employees who leave the Company for any reason during the first two years of the performance period.
As discussed above, only two NEOs received awards under the WAGE Program in 2022. Mr. Davison was granted an original award of 25,000 WAGE Program PSUs upon his joining the Company in September 2022. Mr. Mills received an additional award of 5,000 WAGE Program PSUs upon his appointment as Interim Chief Financial Officer in August 2022.

36   Weatherford International plc – 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
SHAREHOLDER OUTREACH AND RESULTS
We engage in regular dialogue with our shareholders and potential investors to gain valuable insights into the issues they care most about. Shareholder feedback on subjects including our operational performance, capital structure, executive compensation, energy transition, and other matters have been shared with us and we take these comments under advisement. The results of our discussions are generally reported to the Board and to the applicable Committees.
In addition, we consider the results of the advisory vote on executive compensation at our annual general meeting. An advisory vote on our executive compensation was most recently held at our 2022 AGM where approximately 87% of the votes cast supported our executive compensation program. We continue to engage with our shareholders regarding executive compensation and other matters and welcome further dialogue.
PERQUISITES AND OTHER GENERALLY AVAILABLE BENEFITS AND COMPENSATION
From time to time, we provide our NEOs with limited perquisites and other personal benefits that we believe are reasonable and consistent with the practices of our peer group. The amounts of these perquisites are shown in the 2022 Summary Compensation Table and the related footnotes. Our NEOs are also eligible for Company-wide benefits on the same basis as other full-time employees. These include a 401(k) plan, life insurance premiums, and health, medical and welfare programs. The Company does not consider the financial value of these benefits to be material within the context of the NEOs’ overall compensation package.
Each NEO is entitled to severance benefits under our Amended and Restated Executive Severance Plan and our Third Amended and Restated Change in Control Severance Plan, each as described below.
In December 2022, the Company agreed to implement financial planning assistance for our vice presidents, senior vice presidents and executive vice presidents, including the NEOs, and executive health screenings for certain managerial level employees, including the NEO population, beginning in 2023. Utilization of these screenings is at the discretion of the individual NEO. The Company considers these programs to be for the benefit of the Company, encouraging executives to proactively manage their health and complex financial/tax situations, thereby enabling them to focus on the business. The Company does not consider the financial value of these additional benefits to be material within the context of the NEOs’ overall compensation package.
EXECUTIVE SEVERANCE PLAN
The Weatherford International plc Amended and Restated Executive Severance Plan as most recently adopted by the Board (the “Executive Severance Plan”) covers certain executive officers selected by the Committee, including our NEOs. Under the Executive Severance Plan, participants will receive severance payments and benefits if they experience a termination of employment by the Company without “Cause” or by the participant for “Good Reason” (each as defined in the Executive Severance Plan). Upon such a termination, participants will be able to receive:
•
an amount equal to (i) one and a half times for the CEO or (ii) one times for other participants (including Messrs. Weatherholt, Mongrain, Davison and Mills) the sum of (x) participant’s base salary in effect up to and including the termination date, and (y) the participant’s target bonus, and provided that the amounts in (x) and (y) shall be annualized for any period of employment that is less than one full year;

•
a prorated target annual incentive bonus for the year of termination;

•
continued health and welfare benefits for (i) one and a half years for the CEO, and (ii) one year for other participants (including Messrs. Weatherholt, Mongrain, Davison and Mills);

•
other severance required by law or contract;

•
up to six months of outplacement services; and

•
salary and benefits accrued through the date of termination.

To participate in the Executive Severance Plan, participants must execute the Company’s form Confidentiality and Restrictive Covenant Agreement, which provides for a 6-month post-termination non-competition covenant, 12-month post-termination non-solicitation of employees covenant, and perpetual confidentiality and non-disparagement covenants. The receipt of such severance payments and benefits is subject to the execution and non-revocation of a release of claims by the participant.

Weatherford International plc – 2023 Proxy Statement   37

COMPENSATION DISCUSSION AND ANALYSIS
If we are obligated by law or contract to pay certain other severance pay to a participant, then the amount of severance otherwise payable to a participant would be reduced by the amount of any such other severance actually paid to the participant, but not below zero. The amount of severance, however, would not be reduced by amounts paid under any accelerated vesting, payment or settlement of long-term cash or equity incentive awards payable in connection with a qualifying termination or similar event under the applicable plans.
CHANGE IN CONTROL SEVERANCE PLAN
The Third Amended and Restated Weatherford International plc Change in Control Severance Plan as approved by the Board as of January 18, 2023 (the “CIC Severance Plan”) covers certain executive officers selected by the Compensation and Human Resources Committee, including our NEOs. Under the CIC Severance Plan, participants will receive severance payments and benefits if they experience a termination of employment by the Company without “Cause” or by the participant for “Good Reason” (each as defined in the CIC Severance Plan) in the six months prior to a “Change in Control” (as defined in the CIC Severance Plan) or within 24 months following a Change in Control while the CIC Severance Plan remains in effect. Under the CIC Severance Plan, in general, a change in control will occur if (i) another person becomes the owner of 50% or more of the combined voting power of our shares, (ii) there is a change in a majority of the members of the then incumbent Board, or (iii) our shareholders approve a merger with another entity or other business consolidation in which our shareholders fail to own more than 50% of the combined voting power of the surviving entity. Upon such termination, participants will be able to receive:
•
an amount equal to (i) two and a half times for the CEO, (ii) two times for participants with a title of Executive Vice President (which included Messrs. Weatherholt, Mongrain and Davison), or (iii) one and one half times for other participants (which included Mr. Mills) the sum of (x) the higher of the participant’s base salary in effect immediately prior to the Change in Control or the rate of base salary in effect up to and including the termination date, and (y) the participant’s target bonus, and provided that the amounts in (x) and (y) shall be annualized for any period of employment that is less than one full year;

•
a prorated target annual bonus for the year of termination;

•
continued health and welfare benefits for (i) two and a half years, for the CEO, (ii) two years for participants with a title of Executive Vice President (which included Messrs. Weatherholt, Mongrain and Davison), and (iii) one and one half year for other participants (which included Mr. Mills);

•
other severance required by law or contract;

•
up to six months of outplacement services; and

•
salary and benefits accrued through the date of termination.

To participate in the CIC Severance Plan, participants must execute the Company’s form Confidentiality and Restrictive Covenant Agreement, which provides for a six-month post-termination non-competition covenant, 12-month post-termination non-solicitation of employees covenant and perpetual confidentiality and non-disparagement covenants. The receipt of such severance payments and benefits is subject to the execution and non-revocation of a release of claims by the participant.
If we are obligated by law or contract to pay certain other severance pay to a participant, then we would reduce the amount of severance otherwise payable to the participant by the amount of any such other severance actually paid to the participant, but not below zero. However, the amount of severance would not be reduced by amounts paid under any accelerated vesting, payment or settlement of long-term cash or equity incentive awards payable in connection with a qualifying termination or similar event under the applicable plans.
CLAWBACK POLICY
The Amended and Restated Weatherford International plc Compensation Clawback Policy (the “Clawback Policy”) as adopted by the Board, authorizes the Company to seek recovery of certain incentive compensation paid to Covered Executives (as defined in the Clawback Policy) including our NEOs. In the event the Company is required to prepare an accounting restatement of the Company’s financial results to comply with federal securities laws or to correct a material error, the Board will review all Performance-based Compensation (as defined in the Clawback Policy) awarded to or earned by a Covered Executive within the preceding three-year period of the fiscal period(s) affected by the restatement. If the Board determines that any such Performance-based Compensation would not have been paid or would have been earned at a lower amount had it been based on the restated financial results, the Board may, within 12 months of such a restatement, seek recoupment from such Covered Executive of the portion of such Performance-based Compensation that is greater than the amount which would have otherwise been awarded or earned had such compensation been calculated on the basis of the restated financial results.

38   Weatherford International plc – 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
In addition, if the Board determines that a Covered Executive has engaged in any Detrimental Activity (as defined in the Clawback Policy, including fraud, willful misconduct, or gross negligence), the Board, in its reasonable discretion, may, (i) within three years following payment or vesting of any incentive compensation, seek recoupment from such Covered Executive of all or a portion of such compensation and (ii) cancel, or otherwise cause the forfeiture of any unpaid or unvested incentive compensation then held by such Covered Executive that has not been earned.
The Board is reviewing and evaluating the Clawback Policy in light of SEC and related Nasdaq “clawback” proposals under the Dodd-Frank Wall Street Reform and Consumer Protection Act and will determine if any updates to the policy will be necessary this year.
The Amended and Restated Compensation Clawback Policy may be found at www.weatherford.com by clicking on the “Investor Relations” section, then “Corporate Governance,” then “Corporate Documents,” then searching for “Compensation Clawback Policy.”
FURTHER CONSIDERATIONS FOR SETTING EXECUTIVE COMPENSATION
OVERSIGHT OF OUR EXECUTIVE COMPENSATION PRACTICES
Our executive compensation program is administered by the Committee. The Committee currently consists of three non-executive directors: Benjamin C. Duster, IV (Chair), Neal P. Goldman, and Jacqueline C. Mutschler. Currently, and at all times in 2022, all of the persons serving on the Committee were independent, as defined by the standards of Nasdaq, and satisfied the qualification standards of Section 16 of the Exchange Act. The members of the Committee draw upon a combination of their respective business experience, other board service and advice from our independent compensation consultant to keep themselves abreast of current trends and best practices in the area of executive compensation.
The Committee is responsible for, among other functions, reviewing and approving the total compensation for our NEOs consistent with the philosophy and objectives described above.
COMPENSATION CONSULTANTS AND INDEPENDENCE
As set forth in its charter, the Committee has the authority to retain and terminate compensation consultants to provide advice to the Committee. You may find the Committee’s charter at www.weatherford.com by clicking on the “Investor Relations” section, then “Corporate Governance,” then “Corporate Documents” then searching for “Compensation and Human Resources Committee Charter.” The Committee has retained LB&Co. as its independent compensation consultant to advise on our executive compensation and independent, non-employee director compensation matters. In addition, LB&Co. provides information, analyses, advice, and independent support and guidance for the Company’s compensation practices. Nasdaq has adopted guidelines for compensation committees to consider when identifying Committee advisor independence. The Committee reviewed these guidelines and determined that LB&Co. is an independent consultant, and LB&Co. does not perform services for the Company other than those related to executive and non-employee director compensation.
Our management communicates with LB&Co. and provides data to LB&Co. regarding our executive officers but does not direct LB&Co. activities. LB&Co. has not performed or provided compensation services in the past to our management.
RISK ANALYSIS OF OUR COMPENSATION PROGRAMS
The Committee regularly monitors and annually reviews our executive compensation program to determine, in consultation with LB&Co., whether the elements of the program are consistent with our executive compensation objectives and principles. As part of this review, the Committee evaluates whether the Company’s risk management objectives are being met with respect to the executive compensation program and our compensation programs. If the program elements are determined to be inconsistent with our objectives and principles, or if any incentives are determined to encourage risks that are reasonably likely to have a material adverse effect on the Company, the elements would be adjusted as necessary.
Following the Committee’s annual review in 2022, it was concluded that there were no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Committee considered the following:

Weatherford International plc – 2023 Proxy Statement   39

COMPENSATION DISCUSSION AND ANALYSIS
Program Attribute	Risk-Mitigating Effect
The compensation mix between fixed and variable components and levels, and the balance between short-term and long-term variable compensation are reasonable and appropriate
Competitive levels of fixed compensation eliminate any day-to-day personal concerns, while variable compensation ensures our executives are appropriately motivated and rewarded both in the short and long-term

The quality and reasonableness of incentive plan performance goals and payout formulas
Threshold, target and maximum performance and payout levels, funding formulas are not extreme, and goals are set within reach, thereby mitigating the likelihood of excessive risk taking in order to achieve a compensation result

The nature and breadth of the performance metrics that govern incentive compensation throughout the Company	Encourages executives to avoid sacrificing short-term performance for long-term performance and vice versa
The existence of a clawback policy
Subjects executives to a requirement to surrender any undue incentive compensation that was paid on the basis of financial results that were required to be restated (other than as a result of a change in the applicable accounting rules or interpretations)

The existence of Anti-Pledging & Anti-Hedging Policies	Ensures the alignment of interests generated by our executives’ equity holdings is not undermined by hedging or similar transactions
The existence of robust share ownership guidelines	Provides a clear link between the economic interests of executives and shareholders over the long-term
Use of an independent compensation consultant that performs no other services for the Company (including management)	Helps ensure advice will not be influenced by conflicts of interest
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Committee’s current members are all independent, non-employee directors as of the date hereof. None of the current Committee members has served as an officer or employee of the Company.
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
The Committee believes executive compensation should be based on performance, and Weatherford’s executive pay program implements that belief. Our program is designed to hold our executives accountable for results and to reward them for achieving their targets. The Compensation Discussion and Analysis included above describes the Committee’s decisions regarding our executives’ compensation for 2022 and how those decisions support and implement our philosophy.
We have reviewed the Compensation Discussion and Analysis and discussed it with management, and recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Benjamin C. Duster, IV (Chair)	Neal P. Goldman	Jacqueline C. Mutschler

40   Weatherford International plc – 2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES
2022 SUMMARY COMPENSATION TABLE
This table shows the total compensation paid for the years ended December 31, 2022, 2021 and 2020 to our NEOs, including one former executive officer, calculated in accordance with SEC regulations. The dollar amounts do not reflect the actual amounts of compensation paid to our NEOs during the applicable year. Information is not provided (i) for 2020 for Messrs. Mongrain and Mills and (ii) for 2021 and 2020 for Mr. Davison because they were not NEOs in those years.
Name and Principal Position	Year	Salary ($)	Bonus ($)(7)	Stock Awards ($)(8)	Non-Equity (Cash) Incentive ($)(9)	All Other Compensation ($)(10)	Total ($)
Girishchandra K. Saligram(1) President and CEO	2022	900,000	—	6,541,693	4,784,720	15,908	12,242,321
	2021	837,500	—	9,296,759	2,444,375	12,435	12,591,069
	2020	184,375	400,000	833,896	307,318	688	1,726,277
Scott C. Weatherholt(2) Executive Vice President, General Counsel and Chief Compliance Officer	2022	425,000	—	1,343,106	1,494,101	9,831	3,272,038
	2021	417,621	55,000	2,512,446	845,750	10,772	3,841,589
	2020	194,792	200,000	—	212,726	620	608,138
Joseph H. Mongrain(3) Executive Vice President and Chief People Officer	2022	390,000	—	657,280	459,225	15,485	1,521,990
	2021	291,111	—	1,602,672	354,453	12,132	2,260,368
Charles “Chuck” W. Davison, Jr.(4) Executive Vice President, Chief Operations Officer	2022	120,549	—	530,750	181,688	4,001	836,988

Desmond J. Mills(5) Senior Vice President and Chief Accounting Officer and Interim Chief Financial Officer (August 1, 2022 − January 2, 2023)	2022	360,000	5,000	475,422	434,070	13,114	1,287,606
	2021	258,611	2,500	1,059,176	297,863	119,475	1,737,625
H. Keith Jennings(6) Former Executive Vice President and Chief Financial Officer	2022	291,667	—	2,106,828	1,070,590	1,322,370	4,791,455
	2021	500,000	290,000	3,954,913	1,137,500	11,676	5,894,089
	2020	166,667	250,000	—	220,537	150,738	787,942

(1)
Mr. Saligram was appointed as our President and CEO effective October 12, 2020.

(2)
Mr. Weatherholt was appointed as our Executive Vice President, General Counsel and Chief Compliance Officer effective July 23, 2020. Effective January 1, 2021, Mr. Weatherholt was appointed as the Interim Chief Human Resources Office of the Company until Mr. Mongrain was appointed to the role on March 22,2021.

(3)
Mr. Mongrain was appointed as our Senior Vice President and Chief Human Resources Officer effective March 22, 2021 and was promoted to Executive Vice President and Chief People Officer effective November 1, 2021.

(4)
Mr. Davison was appointed as our Executive Vice President, Operational Excellence effective September 30, 2022 and was promoted to Executive Vice President, Chief Operations Officer effective January 13, 2023.

(5)
Mr. Mills was appointed as our Vice President and Chief Accounting Officer effective April 15, 2021 and promoted to Senior Vice President and Chief Accounting Officer effective November 1, 2021. Mr. Mills also served as our interim Chief Financial Officer from August 1, 2022 until January 3, 2023.

(6)
Mr. Jennings served as our Executive Vice President and Chief Financial Officer from September 1, 2020 through his involuntary departure from the Company on July 31, 2022. Mr. Jenning’s severance amounts were in accordance with the Company’s plans, policies and outstanding award agreements.

(7)
Mr. Mills received a bonus of $5,000 for his leadership and collaboration in connection with the Company’s CEO Awards recognition program.

(8)
For the 2022 fiscal year, in accordance with FASB ASC Topic 718, the grant date fair value of RSU and PSU awards was determined based on the closing price of our shares on the date of grant and the grant date fair value for the WAGE Program PSUs was determined through the use of the Company’s Monte Carlo simulation model. See “Note 15 — Share-Based Compensation” to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for details as to the assumptions used to determine the fair value of these awards. All PSUs reflected in the Summary Compensation Table are based upon target achievement. The highest level of performance for the WAGE Program PSUs is target (which is the value reflected in the main Summary Compensation Table above) and therefore, the WAGE Program PSUs are not included in the table below. The table below shows the hypothetical grant date fair value of the non WAGE Program PSUs, assuming the highest level of performance (maximum) is achieved.

Weatherford International plc – 2023 Proxy Statement   41

EXECUTIVE COMPENSATION TABLES
Named Executive	Stock Awards ($)
Saligram	7,850,032
Weatherholt	1,343,107
Mongrain	657,281
Davison	—
Mills	348,857
Jennings	2,106,828

(9)
During 2022, each of our current NEOs received cash awards under our STI Plan and each of Messrs. Saligram, Weatherholt, and Jennings received a cash payment according to their respective award agreements under our LTCIP. Payments to each of the eligible NEOs under the STI Plan and LTCIP (as applicable) were paid in the first quarter of 2023. The amounts listed in Non-Equity (Cash) Incentive consist of the following:

Named Executive	2022 STI ($)	2020 LTCIP ($)
Saligram	2,047,500	2,737,220
Weatherholt	646,425	847,676
Mongrain	459,225	—
Davison	181,688	—
Mills	434,070	—
Jennings	—	1,070,590

(10)
All Other Compensation for 2022 consists of the following:

Named Executive	401(k) Match(1) ($)	Life Insurance Premium ($)	Severance(2) ($)	Total ($)
Saligram	12,200	3,708	—	15,908
Weatherholt	8,500	1,331	—	9,831
Mongrain	12,200	3,285	—	15,485
Davison	2,375	1,626	—	4,001
Mills	11,700	1,414	—	13,114
Jennings	8,333	1,171	1,312,866	1,322,370

(1)
Amounts shown represent the Company contributions to the U.S. 401(k) plan for each of the NEOs.

(2)
Severance represents amounts owed to Mr. Jennings in connection with his departure from the Company.

42   Weatherford International plc – 2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES
GRANTS OF PLAN-BASED AWARDS
The following table provides information regarding plan-based awards granted in 2022 to the NEOs.
		Estimated Future Payouts Under Non-Equity (Cash) Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Share Awards ($)
Name	Grant Date(4)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Girishchandra K. Saligram	Jan. 18	562,500	1,125,000	2,250,000
	Jan. 18(3)				63,388	126,777	253,554		3,925,016
	Jan. 18(4)							84,518	2,616,677
Scott C. Weatherholt	Jan. 18	191,250	382,500	765,000
	Jan. 18(3)				10,845	21,691	43,382		671,553
	Jan. 18(4)							21,691	671,553
Joseph H. Mongrain	Jan. 18	146,250	292,500	585,000
	Jan. 18(3)				5,307	10,615	21,230		328,640
	Jan. 18(4)							10,615	328,640
Charles “Chuck” W. Davison, Jr.	Sep. 30	53,438	106,875	213,750
	Oct. 10(5)				12,500	25,000	25,000		530,750
Desmond J. Mills	Jan. 18	117,000	234,000	468,000
	Jan. 18(3)				2,817	5,634	11,268		174,429
	Jan. 18(4)							8,451	261,643
	Jul. 25(5)				2,500	5,000	5,000		39,350
H. Keith Jennings	Jan. 18	250,000	500,000	1,000,000
	Jan. 18(3)				17,012	34,025	68,050		1,053,414
	Jan. 18(4)							34,025	1,053,414

(1)
Represents potential payments for the year ended December 31, 2022 under the terms of the STI Plan. See “Elements of Our Executive Compensation Program — Annual Cash Incentive Compensation” in the CD&A section of this Proxy Statement for more information including specific payments for 2022.

(2)
The number of ordinary shares shown represents the aggregate threshold, target, and maximum number of ordinary shares subject to vesting with respect to the grant of PSUs under the 2019 EIP and subject to the attainment of specific performance criteria. The number of shares earned will be determined by linear interpolation if the performance results are between threshold and target, or target and maximum, up to the maximum number of shares shown in the Maximum column. The number of shares shown in the Threshold column reflects a payout of 50% of the number of PSUs granted. The number of shares shown in the Target column reflects a payout of 100% of the number of PSUs granted. For all PSUs other than those granted in July 2022 and October 2022, the number of shares shown in the Maximum column reflects the highest possible payout of 200% of the number of PSUs granted. For the WAGE Program PSUs granted in July 2022 and October 2022, the maximum payout under the award agreements is the Target amount.

(3)
Represents PSUs granted under the 2019 EIP. The number of shares will be determined based on the achievement of the specified performance metrics of Adjusted EBITDA Percentage, Adjusted Free Cash Flow Yield and Strategic Initiatives over the three-year performance period beginning January 1, 2022 and ending December 31, 2024. The grant date fair value of each award is based on the closing share price of the Company’s ordinary shares on the date of grant multiplied by the Target number of shares granted, in accordance with FASB ASC Topic 718.

(4)
Represents RSUs granted under the 2019 EIP. These shares vest in three equal installments on each of January 18, 2023, 2024 and 2025. The grant date fair value of each award is based on the closing share price of the Company’s ordinary shares on the date of grant in accordance with FASB ASC Topic 718.

(5)
Represents PSUs granted under the terms of the WAGE Program under the 2019 EIP. The share amount shown in Threshold column reflects the minimum number of shares that could be earned (other than none) by achieving a market-based share price performance goal. Any units earned by achieving the required share price performance targets will cliff vest at the end of the performance period on December 31, 2024. The share amount shown in Target and Maximum columns reflects the target number of shares granted as there is no opportunity to earn more than target if the performance goal is achieved. The grant date fair value of each award is based on a fair value price derived via the Company’s Monte Carlo simulation model multiplied by the Target number of shares granted, in accordance with FASB ASC Topic 718.

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EXECUTIVE COMPENSATION TABLES
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022
The following table provides information about the number of outstanding equity awards held by our NEOs at December 31, 2022.
	Stock Awards
Name	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Girishchandra K. Saligram	56,497(2)	2,876,827
	124,926(3)	6,361,232
			118,764(4)	6,047,463
	84,518(5)	4,303,657
			253,554(4)	12,910,970
Scott C. Weatherholt	35,585(3)	1,811,988
	1,696(6)	86,360
			30,285(4)	1,542,112
	21,691(5)	1,104,506
			43,382(4)	2,209,011
Joseph H. Mongrain	22,565(7)	1,149,010
			13,895(4)	707,533
	10,615(5)	540,516
			21,230(4)	1,081,032
Charles “Chuck” W. Davison, Jr.			12,500(4)	636,500
Desmond J. Mills	15,439(7)	786,154
			8,551(4)	435,417
	8,451(5)	430,325
			11,268(4)	573,767
			2,500(4)	127,300
H. Keith Jennings	—	—	—	—

(1)
For PSUs granted on January 18, 2022, the number of shares or units reported and the payout value reported are based upon achieving the maximum performance level, which is 200% of the PSUs granted. For PSUs granted on November 1, 2021, July 25, 2022 and October 10, 2022 the number of units reported and the payout value are based on achieving Threshold performance level, which is 50% of the PSU granted.

(2)
RSUs vest on October 12, 2023.

(3)
RSUs vest on January 4, 2023.

(4)
PSUs are eligible to cliff vest on December 31, 2024 subject to the attainment of applicable performance objectives.

(5)
RSUs vest in equal installments on January 18, 2023, 2024 and 2025.

(6)
RSUs vest on February 25, 2023.

(7)
RSUs vest on April 15, 2023.

44   Weatherford International plc – 2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES
OPTION EXERCISES AND SHARES VESTED IN 2022
The following table provides information about option awards and stock awards that vested, and the value realized on exercise and vesting by our NEOs during 2022.
	Share Awards
Name	Number of Shares/Units Acquired on Vesting (#)(1)	Value Realized On Vesting ($)(2)
Girishchandra K. Saligram	1,180,829	56,944,789
Scott C. Weatherholt	274,513	13,519,243
Joseph H. Mongrain	67,696	3,544,554
Charles “Chuck” W. Davison, Jr.	—	—
Desmond J. Mills	46,318	2,425,204
H. Keith Jennings	401,845	18,694,740

(1)
Excludes the number of phantom RSUs settled in cash as no actual shares were acquired.

(2)
Calculated by multiplying the number of ordinary shares by the market value of the underlying shares on the date of vest except in the case of the Phantom RSUs whose cash value realized at vesting was capped at a predetermined amount.

Weatherford International plc – 2023 Proxy Statement   45

EXECUTIVE COMPENSATION TABLES
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The following table lists the compensation and benefits that Weatherford would provide to our current NEOs in various scenarios involving a termination of employment or upon a change of control. Compensation and benefits generally available to salaried employees are not included in the below. As described previously in this Proxy Statement, all NEOs are covered under our Executive Severance Plan and CIC Severance Plan. The following summary is qualified in its entirety by the terms of the applicable Executive Severance Plan, CIC Severance Plan, 2020 LTCIP, 2019 EIP, each as in effect as of December 31, 2022, and the applicable individual award agreements entered into with each NEO.
Termination / Change in Control Scenarios
	Retirement, Resignation or Termination with Cause	Death or Disability	Termination without Cause or with Good Reason		Change in Control without Termination of Employment	Change in Control with Termination of Employment without Cause or for Good Reason
Compensation Elements	All NEOs	All NEOs	CEO	NEOs other than CEO	All NEOs	CEO	NEOs other than CEO
Base Salary	Paid through date of termination(1)	Paid through date of termination(1)	Paid through date of termination	Paid through date of termination	Continues	Paid through date of termination	Paid through date of termination
Cash Severance	Forfeited(1)	None(1)	(a) 1.5x the sum of the Base Salary plus Annual Bonus at target; and (b) the target Annual Bonus for the current fiscal year prorated for the number of days in the current fiscal year through the termination date	(a) 1.0x the sum of the Base Salary plus Annual Bonus at target; and (b) the target Annual Bonus for the current fiscal year prorated for the number of days in the current fiscal year through the termination date	None	(a) 2.5x the sum of the Base Salary plus Annual Bonus at target; and (b) the target Annual Bonus for the current fiscal year prorated for the number of days in the current fiscal year through the termination date(2)	(a) 2.0x (1.0x for Mr. Mills) the sum of the Base Salary plus Annual Bonus at target; and (b) the target Annual Bonus for the current fiscal year prorated for the number of days in the current fiscal year through the termination date(2)
STI Plan — 2022 Annual Cash Incentive Compensation	Forfeited(3)	Forfeited(3)	Forfeited(3)	Forfeited(3)	Continues	Forfeited(3)	Forfeited(3)
Awards under the 2020 LTCIP(4)	Any portion of the Cash Award that is vested but not yet paid as of the date of termination(5)	Any portion of the Cash Award that is vested but not yet paid as of the date of termination	Any portion of the Cash Award that is vested but not yet paid as of the date of termination	Any portion of the Cash Award that is vested but not yet paid as of the date of termination	Continues	Any portion of the Cash Award that is vested but not yet paid as of the date of termination	Any portion of the Cash Award that is vested but not yet paid as of the date of termination
RSUs	Forfeited	Immediate acceleration and vesting	Pro-rated vesting of next unvested tranche	Pro-rated vesting of next unvested tranche	No accelerated vesting	Immediate acceleration and vesting	Immediate acceleration and vesting
2021 PSUs(4)	Forfeited	Vests at end of performance period based on actual performance; accelerated vesting at Committee’s discretion	Pro-rated vesting based on actual performance at the end of the performance period; accelerated vesting at Committee’s discretion	Pro-rated vesting based on actual performance at the end of the performance period; accelerated vesting at Committee’s discretion	No accelerated vesting	Earned and vested based on actual performance through the date of termination; accelerated vesting at Committee’s discretion	Earned and vested based on actual performance through the date of termination; accelerated vesting at Committee’s discretion

46   Weatherford International plc – 2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES
Termination / Change in Control Scenarios
	Retirement, Resignation or Termination with Cause	Death or Disability	Termination without Cause or with Good Reason		Change in Control without Termination of Employment	Change in Control with Termination of Employment without Cause or for Good Reason
Compensation Elements	All NEOs	All NEOs	CEO	NEOs other than CEO	All NEOs	CEO	NEOs other than CEO
2022 PSUs	Forfeited	Vest at the end of the Performance Period based on actual performance	Forfeited if prior to third year of the Performance Period; if during the third year of the Performance Period, a pro-rated portion of the Award shall remain eligible to vest at the end of the Performance Period based on actual performance	Forfeited if prior to third year of the Performance Period; if during the third year of the Performance Period, a pro-rated portion of the Award shall remain eligible to vest at the end of the Performance Period based on actual performance	Continues	If during the first 12 months after the grant date, vests at Target; if 12 months after the grant date, vests at the greater of Target or actual achievement of the Performance Goals through the date of the Change in Control(6)	If during the first 12 months after the grant date, vests at Target; if 12 months after the grant date, vests at the greater of Target or actual achievement of the Performance Goals through the date of the Change in Control(6)
WAGE Program PSUs	Forfeited	Vests at end of performance period based on actual performance; accelerated vesting at Committee’s discretion	Forfeited if before January 1, 2024; if on or after January 1, 2024, pro-rated vesting at end of performance period based on actual performance	Forfeited if before January 1, 2024; if on or after January 1, 2024, pro-rated vesting at end of performance period based on actual performance	Vests at Target at end of performance period based on actual performance at specified Change in Control metric; accelerated vesting at Committee’s discretion	Vests at Target at time of Change in Control based on actual performance at specified Change in Control metric; accelerated vesting at Committee’s discretion	Vests at Target at time of Change in Control based on actual performance at specified Change in Control metric; accelerated vesting at Committee’s discretion
Health, Welfare and Other Benefits	None	None	18 months of continued dental and health benefits; outplacement services for a period of 6 months	12 months of continued dental and health benefits; outplacement services for a period of 6 months	Continues	2.5 years of continued dental and health benefits; outplacement services for a period of 6 months	2 years (1 year for Mr. Mills) of continued dental and health benefits; outplacement services for a period of 6 months

(1)
Under the Executive Severance Plan, benefits are only payable in the event of a “Qualifying Termination” which is defined as a termination by the Company without “Cause” or by the participant for “Good Reason” (each as defined in the Executive Severance Plan).

(2)
Under the terms of the CIC Severance Plan, “Annual Bonus” is defined as the NEO’s annual bonus under the then-current non-equity incentive compensation plan. As of December 31, 2022, Mr. Mills’ applicable multiple was 1.0 times.

(3)
An NEO must be continuously employed by the Company on the payment date in order to receive a payment. Therefore, if an NEO retires or resigns, any unpaid Cash Award, whether vested or unvested, is forfeited as of their date of termination.

(4)
Although these benefits are described in this table, there are no amounts related to these benefits included in the potential payment estimates provided on the following pages as these specific benefits vested on December 31, 2022 unrelated to a termination or change in control triggering event.

(5)
Under the LTCIP and LTCIP award agreements, all Cash Awards are forfeited if the NEO is terminated for Cause.

(6)
If the Change in Control occurs within 12 months of the Grant Date, the Award vests at Target achievement on the date of Change in Control.

Weatherford International plc – 2023 Proxy Statement   47

EXECUTIVE COMPENSATION TABLES
ESTIMATE OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The table below describes the value of compensation and benefits payable to each current NEO upon termination that would exceed the compensation or benefits generally available to salaried employees. Benefits and payments are calculated assuming the triggering event occurred on December 31, 2022, and using the closing market price of our ordinary shares as of that date. The following includes the various types of circumstances that would trigger payments and benefits under plans, agreements and arrangements currently in effect. Reasonable estimates are provided where appropriate. It is always possible that different arrangements could be negotiated in connection with an actual termination of employment or change of control. No information is provided in this table with regard to potential payments to former employees listed as NEOs in this Proxy Statement if such NEO received payments prior to December 31, 2022. These actual payments are described in “2022 Summary Compensation Table” on page 41. A zero (0) or “—” indicates either that there is no amount payable to the NEO, or the amount payable is generally available for both the NEOs and all salaried employees.
	Hypothetical Event
Girishchandra K. Saligram	Retirement, Resignation or Termination without Cause	Death or Disability	Termination without Cause or with Good Reason	Change in Control without Termination	Change in Control with Termination without Cause or with Good Reason
Cash Severance(1)	$—	$—	$4,162,500	$—	$6,187,500
Annual Cash Incentive Compensation(2)	$—	$—	$—	$—	$—
RSUs — Unvested and Accelerated(3)	$—	$13,541,716	$8,285,753	$—	$13,541,716
PSUs — Unvested and Accelerated(4)	$—	$6,455,485	$—	$—	$6,455,485
WAGE Program PSUs — Unvested and Accelerated(5)	$—	$12,094,977	$—	$12,094,977	$12,094,977
Welfare and Other Benefits	$—	$—	$22,533	$—	$37,555
Total	$—	$32,092,178	$12,470,786	$12,094,977	$38,317,233

(1)
Under the Executive Severance Plan, an NEO is only eligible for severance payments in the event his employment is terminated by the Company without Cause or by the NEO for Good Reason.

(2)
Under the STI Plan, an NEO forfeits any rights to a payment under the STI Plan if his employment with the Company terminates for any reason prior to the date on which the payment under the STI Plan for the applicable plan year is actually paid.

(3)
In the event of Death or Disability or a Change in Control Termination without Cause or for Good Reason, all unvested RSUs will accelerate and vest. In the event of a Termination without Cause or for Good Reason without a Change in Control, a pro-rated portion of the next unvested tranche will accelerate and vest. Number of shares valued at the closing price of our ordinary shares on Nasdaq on December 31, 2022 which was $50.92.

(4)
In the event of Death or Disability, all unvested PSUs will vest at end of performance period based on actual performance. In the event of a Termination without Cause or for Good Reason without a Change in Control, there is no amount reflected because those awards are only prorated after January 1, 2024. In the event of a Termination without Cause or for Good Reason with a Change in Control, all unvested PSUs will vest as of the day of termination based on actual performance through the day of termination. Amounts assume that the performance metrics are achieved at target during the course of the performance period and the award vests and is paid at the end of the applicable performance period for each award. Number of shares valued at the closing price of our ordinary shares on Nasdaq on December 31, 2022 which was $50.92.

(5)
Awards vest at the end of the performance period based on the actual achievement of the relevant performance metrics. Amounts assume vesting at Target and values the shares at the closing price of our ordinary shares on Nasdaq on December 31, 2022 which was $50.92. In the case of Termination without Cause or for Good Reason, there is no amount reflected because those awards are only prorated after January 1, 2024. In the case of a Change in Control without Termination or with a termination without Cause or for Good Reason, amount reflected represents Target achievement, because the relevant CIC metric as of the triggering event had been achieved.

	Hypothetical Event
Scott C. Weatherholt	Retirement, Resignation or Termination without Cause	Death or Disability	Termination without Cause or with Good Reason	Change in Control without Termination	Change in Control with Termination without Cause or with Good Reason
Cash Severance(1)	$—	$—	$1,190,000	$—	$1,997,500
Annual Cash Incentive Compensation(2)	$—	$—	$—	$—	$—
RSUs — Unvested and Accelerated(3)	$—	$3,002,854	$2,215,173	$—	$3,002,854
PSUs — Unvested and Accelerated(4)	$—	$1,104,506	$—	$—	$1,104,506
WAGE Program PSUs — Unvested and Accelerated(5)	$—	$3,084,224	$—	$3,084,224	$3,084,224
Welfare and Other Benefits	$—	$—	$15,022	$—	$30,044
Total	$—	$7,191,584	$3,420,195	$3,084,224	$9,219,128

48   Weatherford International plc – 2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES
For footnotes, see table for Mr. Saligram, above.
	Hypothetical Event
Joseph H. Mongrain	Retirement, Resignation or Termination without Cause	Death or Disability	Termination without Cause or with Good Reason	Change in Control without Termination	Change in Control with Termination without Cause or with Good Reason
Cash Severance(1)	$—	$—	$975,000	$—	$1,657,500
Annual Cash Incentive Compensation(2)	$—	$—	$—	$—	$—
RSUs — Unvested and Accelerated(3)	$—	$1,689,526	$989,681	$—	$1,689,526
PSUs — Unvested and Accelerated(4)	$—	$540,516	$—	$—	$540,516
WAGE Program PSUs — Unvested and Accelerated(5)	$—	$1,415,067	$—	$1,415,067	$1,415,067
Welfare and Other Benefits	$—	$—	$10,410	$—	$20,820
Total	$—	$3,645,109	$1,975,091	$1,415,067	$5,323,429
For footnotes, see table for Mr. Saligram, above.
	Hypothetical Event
Charles “Chuck” W. Davison, Jr.	Retirement, Resignation or Termination without Cause	Death or Disability	Termination without Cause or with Good Reason	Change in Control without Termination	Change in Control with Termination without Cause or with Good Reason
Cash Severance(1)	$—	$—	$1,009,375	$—	$1,911,875
Annual Cash Incentive Compensation(2)	$—	$—	$—	$—	$—
RSUs — Unvested and Accelerated(3)	$—	$—	$—	$—	$—
PSUs — Unvested and Accelerated(4)	$—	$—	$—	$—	$—
WAGE Program PSUs — Unvested and Accelerated(5)	$—	$1,273,000	$—	$1,273,000	$1,273,000
Welfare and Other Benefits	$—	$—	$15,022	$—	$30,044
Total	$—	$1,273,000	$1,024,397	$1,273,000	$3,214,919
For footnotes, see table for Mr. Saligram, above.
	Hypothetical Event
Desmond J. Mills	Retirement, Resignation or Termination without Cause	Death or Disability	Termination without Cause or with Good Reason	Change in Control without Termination	Change in Control with Termination without Cause or with Good Reason
Cash Severance(1)	$—	$—	$828,000	$—	$828,000
Annual Cash Incentive Compensation(2)	$—	$—	$—	$—	$—
RSUs — Unvested and Accelerated(3)	$—	$1,216,479	$696,331	$—	$1,216,479
PSUs — Unvested and Accelerated(4)	$—	$286,883	$—	$—	$286,883
WAGE Program PSUs — Unvested and Accelerated(5)	$—	$1,125,434	$—	$1,125,434	$1,125,434
Welfare and Other Benefits	$—	$—	$15,022	$—	$15,022
Total	$—	$2,628,796	$1,539,353	$1,125,434	$3,471,818
For footnotes, see table for Mr. Saligram, above.

Weatherford International plc – 2023 Proxy Statement   49

PAY RATIO
2022 CEO PAY RATIO DISCLOSURE
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees, excluding our CEO (the “Pay Ratio Rule”).
Pay Ratio Calculation Method:
For 2022, for purposes of the Pay Ratio Rule, the total compensation of Mr. Saligram, our President and CEO, was $12,242,321 and the median employee’s total annual compensation was $45,469. The resulting ratio of our CEO’s pay to our median employee’s pay for fiscal year 2022 is 269:1. For purposes of the Pay Ratio Rule, we calculated the total annual compensation of our CEO and the median employee for 2022 in accordance with the Pay Ratio Rule.
We used the same median employee in 2022 as in 2021. Our median employee is a full-time employee working in the United States as a quality control inspector. There was no material change in our employee population or in our employee compensation arrangements or other material change that we reasonably believe would significantly affect our pay ratio calculation. We identified our median employee for the 2021 pay ratio analysis using the methodology and exemptions as described below.
In determining the applicable median salary, as permitted by the Pay Ratio Rule, we excluded 50 or 0.29%, of our total employees who are non-U.S. employees from the total employee population under the “de minimis exception” exclusion for purposes of determining the median employee. The excluded countries, along with the number of employees in each country, are as follows:
•
Albania – 12

•
Bermuda – 1

•
Cameroon – 7

•
Ecuador – 1

•
Kenya – 1

•
Mauritius – 1

•
Myanmar – 1

•
Philippines – 3

•
Poland – 6

•
Turkey – 16

•
Uzbekistan – 1

Next, for all other non-U.S. employees paid in local non-U.S. currency, salaries were denominated in U.S. dollars by applying applicable currency exchange rates in place on December 31, 2021. This currency exchange was necessary for comparison to our CEO pay which is denominated in U.S. dollars. We then identified the median employee based on a tabulation of year-to-date earnings for all included employees on December 31, 2021, the last day of our fiscal year. To identify employees subject to the Pay Ratio Rule, we started with a total employee population of 17,185, including full-time, part-time and seasonal workers of the Company and its consolidated subsidiaries. Employees on unpaid leave of absence were excluded and wages and salaries were annualized for those fulltime employees that were not employed for the full year 2021.
We used total annual cash compensation as reported in our payroll systems on December 31, 2021 to prepare a listing of the compensation of all employees. Total annual cash compensation included salary (fixed and hourly), overtime pay, bonuses and incentives. From this list, we identified several employees with compensation at the median of the annual total compensation of all employees. The median employee, residing in the same jurisdiction (the U.S.) as our CEO (in order to approximate the cost of living), was chosen from this group of employees.

50   Weatherford International plc – 2023 Proxy Statement

PAY VERSUS PERFORMANCE
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC regulations, the following table sets forth required information regarding the relationship between compensation paid to our NEOs, calculated in accordance with SEC regulations, and the Company’s financial performance for fiscal years 2022, 2021 and 2020. For information regarding decisions made by our Compensation and Human Resources Committee with respect to executive compensation, refer to Compensation Principals and Compensation Philosophy sections in our CD&A above:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Value of $100		Net Income (Loss) (in millions)(5)	Adjusted Free Cash Flow (in millions)(6)
					Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)
2022	$12,242,321	$50,156,845	$2,342,015	$4,919,833	$398	$130	$26	$299
2021	$12,591,069	$48,256,831	$3,145,491	$8,198,482	$216	$95	$(450)	$278
2020
Saligram	$1,726,277	$2,926,273	$836,063	$836,063	$—	$—	$(1,921)	$78
Blanchard	$3,883,040	$3,883,040
Garcia	$996,695	$736,919
McCollum	$5,763,239	$5,763,239

(1)
For 2021 and 2022, the dollar amounts are the amounts of total compensation for our PEO, Mr. Saligram, in the Summary Compensation Table. Mr. Saligram served as the PEO in each of those years. For 2020, we have separately listed out each individual who served as our PEO during the course of the year, even if on an interim basis. Mark McCollum was our PEO until his departure from the Company on June 7, 2020. Karl Blanchard and Christian Garcia were appointed to the Office of PEO upon Mr. McCollum’s departure. Mr. Garcia resigned from the Office of PEO on June 16, 2020 at which time Mr. Blanchard became our Interim PEO and Mr. Garcia departed from the Company on August 5, 2020. Mr. Saligram joined the Company on October 12, 2020 as our PEO and Mr. Blanchard resumed his prior duties as our Chief Operating Officer. We have listed each of these individual’s total compensation for 2020 as reported in the Summary Compensation Table for 2020.

(2)
The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC regulations. The dollar amounts do not reflect the actual amounts of compensation paid to our PEO or other NEOs during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year and (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the equity awards vested or were forfeited, or through the end of the reported fiscal year. We do not offer our NEOs pensions, so there are no adjustments for pension-related costs that would otherwise be required by SEC regulations.

To calculate the amounts in the “Compensation Actually Paid to PEO” column in the table above, the following amounts were deducted from and added to (as applicable) our PEO’s “Total” compensation as reported in the Summary Compensation Table:
Year	Summary Compensation Table Total for PEO	Reported Value of Equity Awards for PEO	Fair Value of Current Year Equity Awards for PEO	Change in Fair Value of Prior Year Equity Awards Unvested at Year End for PEO	Fair Value as of Vesting Date for Awards Granted and Vested in the Current Year for PEO	Change in Fair Value of Prior Year Equity Awards Vested During the Current Year for PEO	Compensation Actually Paid to PEO
2022	$12,242,321	$(6,541,693)	$10,759,142	$11,178,114	$—	$22,518,961	$50,156,845
2021	$12,591,069	$(9,296,759)	$40,526,942	$2,454,230	$—	$1,981,349	$48,256,831
2020					$—
Saligram	$1,726,277	$(833,896)	$2,033,892	$—	$—	$—	$2,926,273
Blanchard	$3,883,040	$—	$—	$—	$—	$—	$3,883,040
Garcia	$996,695	$(389,658)	$—	$—	$129,882	$—	$736,919
McCollum	$5,763,239	$—	$—	$—	$—	$—	$5,763,239

(3)
For 2022, our Non-PEO NEOs were Messrs. Jennings, Weatherholt, Mongrain, Davison and Mills. The amounts for Mr. Jennings include his compensation through his departure from the Company on July 31, 2022 and amounts owed in connection with his separation of employment. The amounts for Mr. Davison include his compensation actually received after joining the Company on September 30, 2022. For 2021, the Non-PEO NEOs were Messrs. Jennings, Weatherholt, Mongrain, Mills and Blanchard. The amounts for Mr. Blanchard include his compensation actually received and certain payments made to him upon his retirement from the Company on February 26, 2021. For 2020, the Non-PEO NEOs were Messrs. Jennings and Weatherholt as well as Mark Swift, Stuart Fraser and Frederico Justus.

Weatherford International plc – 2023 Proxy Statement   51

PAY VERSUS PERFORMANCE DISCLOSURE
To calculate the amounts in the “Compensation Actually Paid to Non-PEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) our Non-PEO NEOs’ “Total” compensation as reported in the Summary Compensation Table:
Year	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Reported Value of Equity Awards for Non-PEO NEOs	Average Fair Value of Current Year Equity Awards for Non-PEO NEOs	Average Change in Fair Value of Prior Year Equity Awards Unvested at Year End for Non-PEO NEOs	Average Fair Value as of Vesting Date for Awards Granted and Vested in the Current Year	Average Change in Fair Value of Prior Year Equity Awards Vested During the Current Year for Non-PEO NEOs	Average Fair Value at end of Prior Fiscal Year of Awards that failed to Meet Vesting Requirements in Current Year	Average Compensation Actually Paid to Non-PEO NEOs
2022	$2,342,015	$(1,022,677)	$1,083,690	$968,174	$27,886	$2,444,554	$(923,809)	$4,919,833
2021	$3,145,491	$(1,825,841)	$6,878,832	$—	$—	$—	$—	$8,198,482
2020	$836,063	$—	$—	$—	$—	$—	$—	$836,063

(4)
Reflects cumulative total shareholder return for the measurement period beginning on June 2, 2021 and ending on December 31, 2022. Our total shareholder return peer group are members of the Dow Jones U.S. Oil Equipment and Services Index. In connection with the Company’s emergence from bankruptcy in 2019, our stock was delisted from the New York Stock Exchange. On June 2, 2021, our stock was relisted on Nasdaq and we became subject to the reporting requirements of the Exchange Act. As permitted by Item 201(e) of Regulation S-K, the measurement period used begins on our Nasdaq listing date of June 2, 2021.

(5)
Reflects net income (loss) as shown in the Company’s Annual Report on Form 10-K for the years ending on December 31, 2022, 2021 and 2020.

(6)
Reflects Adjusted Free Cash Flow, the “company-selected measure.” Adjusted Free Cash Flow is a non-GAAP financial measure calculated as cash flows provided by (used in) operating activities, less capital expenditures plus proceeds from disposition of assets. Refer to Annex A of this Proxy for a reconciliation of Adjusted Free Cash Flow to Cash Flows Provided by Operating Activities, the most directly comparable GAAP financial measure.

Tabular List of Financial Performance Measures
The following table identifies the four most important financial performance measures used by the Committee to link the Compensation Actually Paid to our CEO and other NEOs in 2022, calculated in accordance with SEC regulations, to company performance. The role of each of these performance measures on our NEOs’ compensation is discussed in the CD&A above.
Financial Performance Measures
Adjusted Free Cash Flow
Adjusted EBITDA
Adjusted EBITDA Percentage
Adjusted Free Cash Flow Yield

52   Weatherford International plc – 2023 Proxy Statement

PAY VERSUS PERFORMANCE DISCLOSURE
Pay-for-Performance Alignment
The following graphs reflect the alignment of the Compensation Actually Paid for our PEO and Non-PEO NEOs over the three-year period ended December 31, 2022 to the trends in our TSR, our Peer Group TSR, Net Income, and Adjusted Free Cash Flow. The first graph shows TSR and Peer Group TSR for the period beginning on June 2, 2021 (the date we began trading on Nasdaq) to December 30, 2022 (the last trading day in 2022).

Weatherford International plc – 2023 Proxy Statement   53

OTHER INFORMATION
SHARE OWNERSHIP
SHARES OWNED BY DIRECTORS AND EXECUTIVE OFFICERS
This table shows the number and percentage of ordinary shares beneficially owned by each of our NEOs and each of our directors and all of our executive officers and directors as a group as of April 12, 2023. Each person has sole voting and investment power for the shares shown below.
Name	Number of Shares Owned	Right to Acquire(1)	Total Shares Beneficially Owned	Percentage of Outstanding Shares(2)
Girishchandra K. Saligram	945,659	—	945,659	1.3%
Arunava Mitra(3)	—	—	—	*
Scott C. Weatherholt	159,029	—	159,029	*
Joseph H. Mongrain	33,868	22,565	56,433	*
Charles “Chuck” W. Davison, Jr.	—	—	—	*
Desmond J. Mills	32,397	15,439	47,836	*
Charles M. Sledge	43,957	—	43,957	*
Benjamin C. Duster, IV	34,217	—	34,217	*
Neal P. Goldman	34,217	—	34,217	*
Jacqueline Mutschler	34,217	—	34,217	*
H. Keith Jennings(4)	250,562	—	250,562	*
All directors and executive officers as a group (11 persons)	1,568,123	38,004	1,606,127	2.2%

*
Less than 1%.

(1)
Includes ordinary shares that can be acquired through RSUs that will vest on April 15, 2023.

(2)
The percentage indicated is based on 72,028,738 outstanding shares as of April 12, 2023.

(3)
Mr. Mitra joined the Company as our Executive Vice President and Chief Financial Officer on January 3, 2023.

(4)
Mr. Jennings served as our Executive Vice President and Chief Financial Officer from September 1, 2020 through July 31, 2022. Share ownership for Mr. Jennings is based on his last Form 4 dated January 20, 2022, and corporate records of shares that have vested in connection with his departure from the Company on July 31, 2022.

54   Weatherford International plc – 2023 Proxy Statement

OTHER INFORMATION
SHARES OWNED BY CERTAIN BENEFICIAL HOLDERS
This table shows information for each person who may be deemed to beneficially own 5% or more of our outstanding ordinary shares as of April 12, 2023, as contained in filings made by the shareholder with the SEC or as otherwise set forth below.
Name and Address of Beneficial Owner	Number of Shares	Percent of Outstanding Shares(1)
Capital Group Companies, Inc. (Capital Research and Management Company) 333 South Hope Street 55th Fl Los Angeles, CA 90071	8,683,785(2)	12.06%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	7,510,466(3)	10.43%
Yacktman Asset Management LP 6300 Bridgepoint Parkway Building One, Suite 500 Austin, TX 78730	4,921,500(4)	6.83%
BlackRock, Inc. 12 Throgmorton Ave. London, EC2N 2DL, U.L.	4,753,505(5)	6.60%
Exor N.V. Gustav Mahlerplein 25 Amsterdam, 1082 MS The Netherlands	4,669,231(6)	6.48%

(1)
The percentage indicated is based on 72,028,738 outstanding ordinary shares as of April 12, 2023.

(2)
The number of shares is based on information in a notice of holdings required under Irish law and received by the Company from Capital Group Companies, Inc. dated April 4, 2023.

(3)
The number of shares is based on the Schedule 13G/A filed with the SEC on April 10, 2023 by The Vanguard Group and related reporting persons showing an aggregate beneficial ownership of 7,510,466 shares. According to the filing, (i) the beneficial owner has sole voting power over no shares, and sole dispositive power over 7,333,640 shares, and (ii) the beneficial owner has shared voting power over 119,633 and shared dispositive power over 176,826 shares.

(4)
The number of shares is based on the Schedule 13G/A filed with the SEC on February 2, 2023 by Yacktman Asset Management LP and related reporting persons. According to the filing, (i) the beneficial owner has sole voting and dispositive power over 1,571,500 shares, and (ii) the beneficial owner has shared voting and dispositive power over 3,350,000 shares.

(5)
The number of shares is based on the Schedule 13G filed with the SEC on February 3, 2023 by BlackRock, Inc. According to the filing, the beneficial owner reports (i) sole voting power over 4,673,269 and dispositive power over 4,753,505 shares, and (ii) the beneficial owner does not have shared voting or dispositive power over any of the shares.

(6)
The number of shares is based on the Schedule 13G/A filed with the SEC on February 14, 2023 by Exor N.V. According to the filing, (i) the beneficial owner reports sole voting and dispositive power over 4,669,231 shares, and (ii) the beneficial owner does not have shared voting or dispositive power over any of the shares.

MANDATORY MINIMUM SHARE OWNERSHIP GUIDELINES
The Board believes that it is important to encourage executives and directors to have a meaningful ownership stake in the Company which more closely aligns the interests of management with the interests of our shareholders. In furtherance of this philosophy, the Company adheres to mandatory minimum share ownership guidelines. Share ownership includes shares owned directly as well as equity-based awards not yet fully vested and through retirement plans (including our 401(k) plan). The minimum guidelines are based on a multiple of base salary or, in the case of directors, annual cash retainer. In January 2023, following the annual review of the Company’s executive compensation program, the Board amended the minimum guidelines in response to the significant increase in the Company’s share price. The guidelines for 2022 and 2023 are as follows:
	2022	2023
CEO	6x	10x
Other Executive Officers	3x	5x
Directors	5x	8x

Weatherford International plc – 2023 Proxy Statement   55

OTHER INFORMATION
A transition period of five years is allowed for new directors and executive officers in order to achieve the ownership amount, provided, however, that holding requirements are expected to be fulfilled through equity grants issued by Weatherford, not through open market transactions. Currently, all of our executive officers (with the exception of Mr. Davison), and all of our directors, satisfy the minimum share ownership guidelines. Mr. Davison is still within his transition period for meeting the minimum threshold.
INCORPORATION BY REFERENCE
The Audit Committee Report and the Compensation and Human Resources Committee Report contained in this Proxy Statement are not deemed to be soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings we make under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate any of this information by reference. Information contained in or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.
PRESENTATION OF IRISH STATUTORY ACCOUNTS
The Company’s Irish Statutory Accounts for the fiscal year ended December 31, 2022, including the reports of the directors and Irish statutory auditor thereon, will be laid before the AGM, and the Company’s management will present a review of the Company’s affairs. The Company’s Irish Statutory Accounts have been approved by the Board of Directors of the Company. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the AGM. The Company’s Irish Statutory Accounts are available with the Proxy Statement, and the Company’s Annual Report on Form 10-K at www.weatherfordannualmeeting.com and in the Investor Relations section of the Company’s website at www.weatherford.com.
PROPOSALS BY SHAREHOLDERS
Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder’s proposal in its Proxy Statement and identify the proposal in its form of proxy when the company holds a meeting of shareholders. Under Rule 14a-8, in order for your proposals to be considered for inclusion in the Proxy Statement and proxy card relating to our 2024 AGM, your proposals must be received by us by December 26, 2023 and must otherwise comply with Rule 14a-8. Any proposal received after such date will be considered untimely.
If you desire to have a nominee considered by our shareholders or to bring a matter before the 2024 AGM and the proposal is submitted outside the process of Rule 14a-8, you may use the procedures set forth in our Articles. Our Articles provide that a person who (i) is a registered shareholder (A) at the time of the notice, referred to below and (B) at the time of the AGM, (ii) is entitled to vote at the AGM and (iii) complies with the notice and certain other relevant provisions of the Articles, may, by timely written notice, bring a nomination for the election of a director or other business before an AGM. To be timely for an AGM, a registered shareholder’s notice to bring a nomination or other business must be delivered or mailed and received at the Company’s registered office, addressed to the Corporate Secretary no earlier than 120 calendar days and no later than 90 calendar days before the first anniversary of the Company’s AGM for the prior year (being, in the case of the 2024 AGM, February 16, 2024 and March 17, 2024 respectively); provided, however, that (A) if the annual meeting of shareholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s AGM or (B) if no annual meeting was held during the prior year, the notice by the registered shareholder to be timely must be received (1) no earlier than 120 days before such AGM and (2) no later than the later of 90 days before such AGM and the tenth day after the day on which the notice of such AGM was first made by mail or public disclosure.
In addition to satisfying the foregoing requirements under our Articles, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Weatherford’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 16, 2024, and otherwise comply with the requirements of Rule 14a-19. We encourage shareholders who wish to submit a proposal or nomination to seek independent counsel.
In no event shall an adjournment or postponement, or public disclosure of an adjournment or postponement, of an AGM commence a new time period (or extend any time period) for the giving of the notice of business. The request must specify any other information that would be required to be included in a proxy statement pursuant to the rules of the SEC.

56   Weatherford International plc – 2023 Proxy Statement

OTHER INFORMATION
We recommend that any shareholder desiring to make a nomination or submit a proposal for consideration obtain a copy of our Articles. They are available on our website at www.weatherford.com, by clicking on “Investor Relations,” then “Corporate Governance,” then “Corporate Documents,” then “Memorandum and Articles of Association.” Shareholders also may obtain a copy of these documents free of charge by submitting a written request to our Corporate Secretary at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland.
Any shareholder proposal (including the nomination of any director), whether or not to be included in our Proxy Materials, must be sent to our Corporate Secretary at the Company’s registered office, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland.
OTHER BUSINESS
We know of no other business that will be brought before the AGM. Under our Articles, shareholders may only bring business before a general meeting if it is requested within the time limits described above in the section entitled “Proposals by Shareholders” or if it is otherwise provided under Irish law or our Articles. If any other matters are properly presented, the persons named on the proxy card will vote the shares represented by proxies as they deem advisable.
HOUSEHOLDING
The SEC permits a single Proxy Statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.
As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one Proxy Statement or one Notice of Internet Availability unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate Proxy Statement or Notice of Internet Availability in the future, or if any such beneficial shareholder that elected to continue to receive separate Proxy Statement or Notice of Internet Availability wishes to receive a single Proxy Statement or Notice of Internet Availability in the future, that shareholder should contact their broker or send a request to our U.S. Investor Relations Department at 2000 St. James Place, Houston, Texas 77056. Telephone requests may be directed to +1 (713) 836-4000. We will deliver, promptly upon written or oral request to our U.S. Investor Relations Department, a separate copy of this Proxy Statement or Notice of Internet Availability to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.
ADDITIONAL INFORMATION AVAILABLE
The 2022 Annual Report on Form 10-K and the audited consolidated financial statements of Weatherford for the year ended December 31, 2022 and accompanying directors’ auditor’s reports have been filed with the SEC. Complete copies of these materials are available on our website at www.weatherford.com. Any record shareholder may also obtain a copy of these documents free of charge by contacting our U.S. Investor Relations Department in writing at 2000 St. James Place, Houston, Texas 77056 or by telephone at +1 (713) 836-4000. Copies of any exhibits to Weatherford Annual Report on Form 10-K also are available upon written request subject to a charge for copying and mailing. If you have any other questions about us, please contact our U.S. Investor Relations Department at the address or phone number above or visit our website.
April 24, 2023
By Order of the Board of Directors
Christine M. Morrison
Vice President, Deputy General Counsel and Corporate Secretary

Weatherford International plc – 2023 Proxy Statement   57

ANNEX A – RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, our management believes that certain non-GAAP financial measures and ratios (as defined under the SEC’s Regulation G and Item 10(e) of Regulation S-K) may provide users of this financial information additional meaningful comparisons between current results and results of prior periods and comparisons with peer companies. Below, we describe why we believe each non-GAAP measure provides useful information to investors as well as the calculation and comparable GAAP measure.
Adjusted EBITDA is a non-GAAP financial measure, and represents earnings before interest, taxes, depreciation, and amortization and excludes, among other items, restructuring charges, share-based compensation expense, as well as other charges and credits. Management believes consolidated Adjusted EBITDA and consolidated Adjusted EBITDA margin are useful to assess and understand normalized operating performance and trends. Consolidated Adjusted EBITDA and consolidated Adjusted EBITDA margin should be considered in addition to, but not as a substitute for consolidated net income and consolidated net income margin and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Adjusted Free Cash Flow is a non-GAAP measure and represents cash flows provided by (used in) operating activities, less capital expenditures plus proceeds from the disposition of assets. Management believes Adjusted Free Cash Flow is useful to understand our performance at generating cash and demonstrates our discipline around the use of cash. Adjusted Free Cash Flow should be considered in addition to, but not as a substitute for cash flows provided by operating activities and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Net leverage ratio is a non-GAAP measure and represents net debt (total short and long-term debt less cash and cash equivalents and restricted cash) divided by consolidated adjusted EBITDA for the trailing 12 months. Management believes the net leverage ratio is useful to understand our ability to repay and service our debt and should be considered in addition to, but not as a substitute for net debt divided by consolidated net income attributable to Weatherford and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.

Weatherford International plc – 2023 Proxy Statement   A-1

ANNEX A – RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Weatherford International plc
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Income (Loss) to Adjusted EBITDA
(Unaudited)
(In Millions)
	Three Months Ended		Year Ended
	12/31/22	12/31/21	12/31/22	12/31/21
Net Income (Loss) Attributable to Weatherford	$72	$(161)	$26	$(450)
Net Income Attributable to Noncontrolling Interests	4	4	25	21
Interest Expense, Net	39	49	179	260
Loss on Extinguishment of Debt and Bond Redemption Premium	3	111	5	170
Income Tax Provision	21	20	87	86
Depreciation and Amortization	84	103	349	440
Other (Credits) Charges	6	6	9	(10)
Restructuring Charges	—	—	22	—
Share-Based Compensation	7	12	25	25
Other Expense, Net	30	10	90	29
Adjusted EBITDA	$266	$154	$817	$571
Revenues	$1,209	$965	$4,331	$3,645
Net Income (Loss) Attributable to Weatherford as a % of Revenues (“Net Income Margins”)	6.0%	(16.7)%	0.6%	(12.3)%
Adjusted EBITDA as a % of Revenues (“Adjusted EBITDA Margins”)	22.0%	16.0%	18.9%	15.7%
Net Income Margins basis point improvement 2022 compared to 2021	2,270 bps		1,290 bps
Adjusted EBITDA Margins basis point improvement 2022 compared to 2021	600 bps		320 bps

A-2   Weatherford International plc – 2023 Proxy Statement

ANNEX A – RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Weatherford International plc
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Income (Loss) to Adjusted EBITDA
(Unaudited)
(In Millions)
	Year Ended
	12/31/22	12/31/20
Net Income (Loss) Attributable to Weatherford	$26	$(1,921)
Net Income Attributable to Noncontrolling Interests	25	22
Interest Expense, Net	179	251
Loss on Extinguishment of Debt and Bond Redemption Premium	5	15
Income Tax Provision	87	85
Depreciation and Amortization	349	503
Other (Credits) Charges	9	1,236
Restructuring Charges	22	206
Share-Based Compensation	25	—
Other Expense, Net	90	62
Adjusted EBITDA	$817	$459
Revenues	$4,331	$3,685
Net Income (Loss) Attributable to Weatherford as a % of Revenues (“Net Income Margins”)	0.6%	(52.1)%
Adjusted EBITDA as a % of Revenues (“Adjusted EBITDA Margins”)	18.9%	12.5%
Net Income Margins basis point improvement 2022 compared to 2020	5,270 bps
Adjusted EBITDA Margins basis point improvement 2022 compared to 2020 Non-GAAP Results	640 bps

Weatherford International plc – 2023 Proxy Statement   A-3

ANNEX A – RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Weatherford International plc
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Debt/Net Income to Net Debt/Adjusted EBITDA (Net Leverage)
(Unaudited) – (In Millions)
	Years Ended
Components of Net Debt	12/31/22	12/31/21
Short-term Borrowings and Current Portion of Long-term Debt	$45	$12
Long-term Debt	2,203	2,416
Less: Cash and Cash Equivalents	910	951
Less: Restricted Cash	202	162
Net Debt	$1,136	$1,315
Net income attributable to Weatherford for the trailing 12 mos.	$26	$(450)
Adjusted EBITDA for the trailing 12 mos.	$817	$571
Net Debt/Net Income Attributable to Weatherford	43.7x	(2.9)x
Net Debt/Adjusted EBITDA (Net Leverage)	1.4x	2.3x
Weatherford International plc
Reconciliation of GAAP to Non-GAAP Financial Measures
Cash Flows from Operating Activities to Adjusted Free Cash Flow
(Unaudited)
(In Millions)
	Years Ended
Adjusted Free Cash Flow	12/31/22	12/31/21	12/31/20
Cash Flows Provided by Operating Activities	$349	$322	$210
Capital Expenditures for Property, Plant and Equipment	(132)	(85)	(154)
Proceeds from Disposition of Assets	82	41	22
Adjusted Free Cash Flow	$299	$278	$78

A-4   Weatherford International plc – 2023 Proxy Statement

WE ARE COMMITTED TO ENSURING A SUSTAINABLE FUTURE IN THE NEW ENERGY ECONOMY

Weatherford is a company that is driven to innovate and provide solutions for today and tomorrow. We understand that how we produce energy matters, and we are committed to building a more sustainable future with greater focus than ever on transparency and ensuring environmental, social, and governance (ESG) priorities are managed responsibly. We are firmly committed to leaving the world a better place than how we found it and are well suited to make a positive and lasting impact. Sustainable operations have always been at the core of how we run our business and we believe we have the differentiation, footprint, and track record to contribute significantly to ESG and the Energy Transition.

WE ARE COMMITTED TO **BECOMING NET ZERO BY 2050** AND ARE A PROUD MEMBER OF **THE UN GLOBAL COMPACT.**

To learn more about Sustainability at Weatherford visit www.weatherford.com/sustainability

weatherford.com

WEATHERFORD INTERNATIONAL PLC ATTN: CHRISTINE M. MORRISON70 SIR JOHN ROGERSON'S QUAY DUBLIN 2, IRELAND SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 14, 2023 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 14, 2023 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V04668-P91724KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYWEATHERFORD INTERNATIONAL PLCThe Board of Directors recommends you vote FOR thefollowing proposals:1. Election of DirectorsNominees:ForAgainstAbstain1a. Benjamin C. Duster, IV!!!1b.Neal P. Goldman!!!1c.Jacqueline C. Mutschler!!!1d.Girishchandra K. Saligram!!!1e.Charles M. Sledge!!!For Against Abstain2.To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm and auditor for the financial year ending!!!December 31, 2023 and KPMG Chartered Accountants, Dublin, as the Company's statutory auditor under Irish law to hold office until the close of the2024 AGM, and to authorize the Board of Directors of the Company, acting through the Audit Committee, to determine the auditors' remuneration.3.To approve, on a non-binding advisory basis, the compensation of our named executive officers.!!!NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:The Proxy Materials, Form 10-K and Irish Statutory Accounts are available at www.proxyvote.com.V04669-P91724WEATHERFORD INTERNATIONAL PLC 2023 Annual General Meeting of ShareholdersJune 15, 2023 10:00 AM Central Time This proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) Girishchandra K. Saligram, Scott C. Weatherholt or Christine M. Morrison, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of WEATHERFORD INTERNATIONAL PLC that the shareholder(s) is/are entitled to vote if personally present at the 2023 Annual General Meeting of Shareholders, to be held at 10:00 AM, Central Time, on June 15, 2023, at 2000 St. James Place, Marcellus Room, Houston, Texas 77056, and any adjournment or postponement thereof on the matters more particularly described in the Proxy Materials for the 2023 Annual General Meeting of Shareholders. The undersigned hereby revoke(s) all proxies previously given by the undersigned to vote at the 2023 Annual General Meeting of Shareholders.This proxy card, when properly executed, will be voted in the manner directed by the undersigned shareholder(s) on the reverse side of this proxy card. IF NO DIRECTION IS MADE, THESE SHARES WILL BE VOTED “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL GENERAL MEETING. In the event other matters properly come before, or are raised at, the Annual General Meeting on which a vote is or may be taken, you instruct and authorize the Proxy Holders to vote the shares in their own discretion on such other matters. The undersigned hereby acknowledge(s) receipt of Notice of, and the Proxy Statement for, the Annual General Meeting. Continued and to be signed on reverse side